                                                                    Exhibit 10.1
                                 29 March 2001





              ACT MANUFACTURING (THAILAND) PUBLIC COMPANY LIMITED
                                 (as Borrower)


                 THE THAI FARMERS BANK PUBLIC COMPANY LIMITED
                                 (as Arranger)


                 THE THAI FARMERS BANK PUBLIC COMPANY LIMITED
                    BANK OF AYUDHYA PUBLIC COMPANY LIMITED
                                 (as Lenders)


                    BANK OF AYUDHYA PUBLIC COMPANY LIMITED
                              (as Facility Agent)


                                      and


                 THE THAI FARMERS BANK PUBLIC COMPANY LIMITED
                              (as Security Agent)




                  ==========================================

                      US$ 53,470,000 and Baht 60,000,000
                          CREDIT FACILITIES AGREEMENT

                  ==========================================

                                   CONTENTS

Clause                                                                                   Page
SECTION I: DEFINITIONS AND INTERPRETATION...............................................     1
1.       Definitions and Interpretation.................................................     1

SECTION II: THE FACILITIES..............................................................    17
2.       Amount and Purpose.............................................................    17
3.       Syndicate......................................................................    18
4.       Signing Date and Conditions Precedent..........................................    19

SECTION III: TRANCHE A FACILITY.........................................................    20
5.       Tranche A Facility.............................................................    20
6.       Interest.......................................................................    21
7.       Repayment......................................................................    22

SECTION IV: TRANCHE B FACILITIES........................................................    24
8.       General........................................................................    24
9.       Tranche B Letter of Credit Facility............................................    24
10.      Tranche B Trust Receipt Facility...............................................    27
11.      Tranche B Loan Facility........................................................    29

SECTION V: Tranche C FACILITY...........................................................    33
12.      Tranche C Facility.............................................................    33
13.      Interest.......................................................................    34
14.      Repayment......................................................................    35

SECTION VI: TRANCHE D FACILITY..........................................................    36
15.      Tranche D Facility.............................................................    36

SECTION VII: TRANCHE E FACILITY.........................................................    38
16.      Tranche E Facility.............................................................    38

SECTION VIII: PREPAYMENT AND CANCELLATION...............................................    40
17.      Prepayment and Cancellation....................................................    40
18.      Supplementary Provisions Relating to Prepayment and Cancellation...............    42

SECTION IX: PAYMENTS, TAXES AND DEFAULT INTEREST........................................    43
19.      Payment........................................................................    43
20.      Taxes..........................................................................    43
21.      Default Interest...............................................................    44

SECTION X: CHANGES IN CIRCUMSTANCES.....................................................    45
22.      Changes in Circumstances.......................................................    45

SECTION XI: REPRESENTATIONS AND UNDERTAKINGS............................................    48
23.      Representations and Warranties.................................................    48
24.      Undertakings...................................................................    50

SECTION XII: DEFAULT AND INDEMNITY......................................................    59
25.      Default........................................................................    59
26.      Indemnity......................................................................    62

                                                                          Page I

SECTION XIII: SET-OFF AND SECURITY SHARING ARRANGEMENTS.................................    63
27.      Set-off and Pro Rata Sharing...................................................    63
28.      Security Sharing Arrangements..................................................    64

SECTION XIV: THE AGENTS AND THE ARRANGER................................................    66
29.      The Agents and the Arranger....................................................    66

SECTION XV: AMENDMENTS, ASSIGNMENTS AND TRANSFERS.......................................    71
30.      Amendments.....................................................................    71
31.      Assignments and Transfers......................................................    71

SECTION XVI: FEES AND EXPENSES..........................................................    75
32.      Fees and Expenses..............................................................    75

SECTION XVII: MISCELLANEOUS.............................................................    77
33.      Miscellaneous..................................................................    77

SECTION XVIII: LAW......................................................................    79
34.      Law............................................................................    79

SCHEDULE 1..............................................................................    80
     Lenders and Commitments............................................................    80

SCHEDULE 2..............................................................................    81
     Conditions Precedent Documents to Facilities.......................................    81

SCHEDULE 3..............................................................................    84
     Part I Form of Drawing Notice......................................................    84
     Part II Form of Receipt............................................................    85

SCHEDULE 4..............................................................................    86
     Certificate of Borrower............................................................    86

SCHEDULE 5..............................................................................    87
     Certificate of Guarantor...........................................................    87

SCHEDULE 6..............................................................................    91
     Form of Transfer Certificate.......................................................    91

Schedule 7..............................................................................    94
     List of Asset and Property to be Granted as Security...............................    94

SCHEDULE 8..............................................................................    95
     List of Bank Accounts..............................................................    95

SIGNATURE PAGE..........................................................................    98

                                                                         Page II

THIS CREDIT FACILITIES AGREEMENT is made on 29 March 2001

Between

ACT MANUFACTURING (THAILAND) PUBLIC COMPANY LIMITED of 94 Moo 1, Hi-Tech Industrial Estate, Banlane, Bang-Pa-In, Phra Nakhon Si Ayutthaya 13160, Thailand (the Borrower);

THE THAI FARMERS BANK PUBLIC COMPANY LIMITED of 1 Thai Farmers Lane, Ratburana Road, Bangkok 10140, Thailand as arranger of the Facilities (the Arranger);

THE THAI FARMERS BANK PUBLIC COMPANY LIMITED of 1 Thai Farmers Lane, Ratburana Road, Bangkok 10140, Thailand and BANK OF AYUDHYA PUBLIC COMPANY LIMITED of 1222 Rama III Road, Bangpongpang, Yannawa, Bangkok 10120, Thailand, as Lenders (the Lenders);

BANK OF AYUDHYA PUBLIC COMPANY LIMITED as facility agent for the Lenders; and

THE THAI FARMERS BANK PUBLIC COMPANY LIMITED as security agent for the Lenders

It is agreed:

                                  SECTION I:
                        DEFINITIONS AND INTERPRETATION

Definitions and Interpretation

1.1 Definitions: In this Agreement, except where the context otherwise requires:

Accounting Principles means the accounting principles, standards, conventions and practices used by the Borrower in the preparation of its audited statutory accounts for the year ended 24 November 2000 as such principles, standards, conventions and practices may hereafter be modified in order to comply with changes in generally accepted accounting principles in the Kingdom of Thailand or otherwise with the prior written consent of the Facility Agent;

ACT Loan Agreement means a loan arrangement between the Borrower and the Guarantor under which the Guarantor has granted a loan of money in the principal amount of US$10,500,000 (US$ ten million five hundred thousand) to the Borrower and the entire amount of this outstanding principal and accrued interest (if any) shall be converted into share capital of the Borrower in accordance with clause 24.2(n) (ACT Loan Agreement);

Advance means the principal amount of each amount made available to the Borrower hereunder (including without limitation Tranche A Advances, Tranche B T/R Advances, Tranche B Loan Advances, Tranche C Advances and Tranche D Advances) by way of loan, Conversion or (as the context requires) the principal amount thereof for the time being outstanding;

Agents means the Facility Agent and the Security Agent, and Agent means either of them, as the context requires;

Authorised Directors mean the directors who are authorised to sign on behalf of the Borrower;

Availability Period means:

(a) in respect of the Tranche A Facility, the period commencing on the Effective Date and ending at the end of the Business Day in Bangkok on the date falling 60 (sixty) days after the Effective Date;

(b) in respect of the Tranche B Facilities, the period commencing on the Effective Date and ending at the end of the Business Day in Bangkok on 26 November 2001;

(c) in respect of the Tranche C Facility, the Tranche D Facility and the Tranche E Facility, the period commencing on the Effective Date and ending at the end of the Business Day in Bangkok on either of the following dates, whichever occurs first:

         (i) the date falling 5 (five) years from the last Drawing Date in respect of a Tranche B Loan Advance; or

         (ii) the date falling 5 (five) years from the last Conversion Date in respect of a Tranche B Loan Advance,

     provided that the Availability Period in respect of the Tranche C Facility, the Tranche D Facility and the Tranche E Facility will be subject to changes upon a review on an annual basis by the Tranche C Lenders, the Tranche D Lenders and the Tranche E Lenders, as the case may be, provided always that where an Availability Period relating to any Facility ends on a day which is not a Business Day, it shall be deemed to end on the Business Day preceding that day;

Average Selling Rate means the average (rounded, if necessary, to the nearest four decimal places with the midpoint rounded upwards) of the telegraphic transfer exchange rates quoted by the relevant Lenders for the sale of the relevant currency using Baht as the means of payment for such sale at 12 noon (Bangkok time) 2 (two) Business Days prior to the day the amount in question is due to be calculated, determined or notionally converted, as the case may be;

Baht means Thai baht, the lawful currency of the Kingdom of Thailand;

BAY means Bank of Ayudhya Public Company Limited;

BoT Announcements means announcements, notifications and regulations of the Bank of Thailand as may be issued and/or amended from time to time (including without limitation the Notification of the Bank of Thailand Re: Prescription on Interests and Discounts to be Observed by Commercial Banks in respect of Interest Payable on Loans made by Commercial Banks);

Business Day means a day (other than a Saturday or Sunday) on which the Lenders are open for general interbank business in Bangkok;

Commitment means, in relation to a Lender, the aggregate of its Tranche A Commitment, its Tranche B Commitments, its Tranche C Commitment, its Tranche D Commitment and its Tranche E Commitment;

Conversion means, in relation to the Tranche B Facilities, any conversion of the Tranche B L/C Outstandings and/or the Tranche B T/R Outstandings into Tranche B Loan Advances pursuant to the terms of this Agreement;

Conversion Date means, in relation to the Tranche B Facilities, each of the following dates on which a Conversion is made automatically in accordance with clause 11.3 (Conversion):

(a)  the last Business Day of June 2001;

(b)  the last Business Day of September 2001; and

(c)  the last Business Day of December 2001;

Debt means any indebtedness of the Borrower as at any date for or in respect of:

(a)  all moneys borrowed (with or without security) or raised by the Borrower;

(b) moneys raised by the sale of receivables, invoices, bills or notes or other financial assets on terms that recourse may be had to the vendors in the event of non-payment of such receivables, invoices, bills or financial assets when due;

(c) the acquisition cost of any asset remaining unpaid for which deferred payment is arranged primarily as a method of raising finance;

(d) any obligation under any lease which is required to be capitalised under the Accounting Principles;

(e) the net exposure (meaning the amount payable by the party liable thereunder on termination or closing out of such arrangements determined on a mark to market basis) of currency swap or interest swap, cap or collar transactions;

(f) the principal amount raised by the Borrower by acceptances (not being acceptances in relation to the purchase of goods or services in the ordinary course of trading which have been outstanding for 180 (one hundred and eighty) days or less) or under any acceptance credit opened on its behalf by a bank or accepting house;

(g) the principal amount (including any fixed or minimum premium payable on final redemption or repayment) of any debentures, notes, bonds, bills or other similar instruments of the Borrower;

(h) any other transaction having the commercial effect of a borrowing (whether including money, commodities or other property); and

(i)  any Subordinated Loan,

provided that no amount shall be taken into account more than once in the same calculation;

Debt Service Coverage Ratio means the ratio of (a) EBITDA for the six months immediately prior to the relevant calculation date to (b) all scheduled payments of principal and interest which fell due for payment by the Borrower under the Tranche A Facility and the Tranche B Facilities for the six months immediately prior to the relevant calculation date, with non-Baht denominated amounts being notionally converted to Baht at the Average Selling Rate;

Debt Service Reserve Accounts means the bank accounts listed in Schedule 8 (List of Bank Accounts) which have been opened and maintained by the Borrower and any other bank account to be opened by the Borrower pursuant to the terms of this Agreement from which funds may be withdrawn for servicing scheduled payments of principal and interest by the Borrower under the Tranche A Facility and the Tranche B Facilities (including any substitute and replacement account thereof);

Debt to Equity Ratio means the ratio of Debt to Equity;

Default means an Event of Default or a Potential Event of Default;

Default Interest Rate means:

(a) in respect of amounts payable in US dollars, the rate per annum determined by the Facility Agent to be the aggregate of:

        (i)   LIBOR;

        (ii)  the Margin; and

        (iii) 4% (four per cent.); and

(b) in respect of amounts payable in Baht, the default interest rate per annum announced by each Lender from time to time according to the BoT Announcements (as a matter of reference only, such default interest announced as at the Signing Date by TFB is 13.5% (thirteen point five per cent.) per annum and by BAY is 14.5% (fourteen point five per cent.) per annum);

Drawing Date means a Business Day upon which any Advance is to be made;

Drawing Notice means a notice of drawing substantially in the form set out in
Part I of Schedule 3 (Form of Drawing Notice) duly completed and signed by the Authorised Directors;

EBITDA means, for the relevant period, revenues less cost of goods sold and selling and administrative expenses, but before extraordinary gains/losses, foreign exchange gains/losses, interest income, interest expense, income tax, depreciation and amortisation;

Effective Date means the Business Day determined and notified as such by the Facility Agent to each of the Lenders and the Borrower after all of the conditions precedent documents referred to in Schedule 2 (Conditions Precedent Documents to Facilities) have been satisfactorily received by the Facility Agent in accordance with clause 4.2 (Conditions to Facilities);

Equity means paid-in capital plus (a) share premium; (b) undistributed profits after deduction of retained losses (if any); and (c) legal reserves;

Event of Default means any of the events mentioned in clause 25.1 (Event of Default);

Existing BAY Facilities means the revolving credit facilities in an aggregate amount of no less than US$ 4,500,000 (US$ four million five hundred thousand) which has been, and/or will be, granted independently of this Agreement by BAY to the Borrower up until the date immediately preceding the Effective Date but which will, as from the Effective Date, be deemed and treated for all purposes and to all intents as part of the Tranche C Commitment, the Tranche C Advance and/or the Tranche C Outstandings, as the case may be, in respect of BAY under the Tranche C Facility and shall, thereafter, be subject to the terms and conditions of this Agreement in all respects;

Existing Security Interests means the Security Interests created or otherwise arising under credit facility arrangements between the Borrower and the Export-Import Bank of Thailand in an aggregate amount of US$4,000,000 (including without limitation those credit facilities under their US$2,000,000 short-term credit facilities agreement dated 1 August 1998 and their US$2,000,000 short-term credit facilities agreement dated 14 June 2000);

Existing TFB Packing Credit Facility means the revolving packing credit facility in an aggregate amount of no more than US$4,500,000 (US$ four million five hundred thousand) which has been, and/or will be, granted independently of this Agreement by TFB to the Borrower up until the date immediately preceding the Effective Date but which will, as from the Effective Date, be deemed and treated for all purposes and to all intents as part of the Tranche C Commitment, the Tranche C Advance and/or the Tranche C Outstandings, as the case may be, in respect of TFB under the Tranche C Facility and shall, thereafter, be subject to the terms and conditions of this Agreement in all respects;

Existing TFB T/R Facility means the revolving trust receipt facility in an aggregate amount of no more than US$2,000,000 (US$ two million) which has been, and/or will be, granted independently of this Agreement by TFB to the Borrower up until the date immediately preceding the Effective Date but which will, as of the Effective Date, be deemed and treated for all purposes and to all intents as part of the Tranche B T/R Commitment, the Tranche B T/R Advance and/or the Tranche B T/R Outstandings, as the case may be, in respect of TFB under the Tranche B T/R Facility and shall, thereafter, be subject to the terms and conditions of this Agreement in all respects;

Facilities means the Tranche A Facility, the Tranche B Facilities, the Tranche C Facility, the Tranche D Facility and the Tranche E Facility, the terms and conditions of which are set out in this Agreement, and Facility means any of them, as the context requires;

Facility Agent means Bank of Ayudhya Public Company Limited or any successor as facility agent of the Lenders under the Financing Documents;

Facility Office shall have the meaning given to it in clause 31.8 (Facility Office);

Fee Letters means the letter agreements executed between: (a) each Agent and the Borrower in respect of agency fees; and (b) the Arranger and the Borrower in respect of arrangement fees, and Fee Letter means any of them, as the context requires;

Finance Party means any of the Agents, the Arranger or a Lender;

Financing Documents means this Agreement, the Parent Guarantee, the Side Letter, the Fee Letters, the Tranche D Overdraft Agreement, the Security Documents, the ACT Loan Agreement, any Transfer Certificate and any other document designated in writing as such by the Facility Agent and the Borrower;

General Pledge Agreement means a pledge agreement over certain assets and property listed in Schedule 7 (List of Asset and Property to be Granted as Security) to be pledged pursuant to clause 24.2(i) (Security Documents), which shall be in form and content satisfactory to the Security Agent;

Guarantor means ACT Manufacturing, Inc., a company incorporated under the law of the Commonwealth of Massachusetts;

Guarantor Collateral Agreement means a guarantee and collateral agreement dated 29 June 2000 among the Guarantor, JP Morgan Chase, certain Subsidiaries of Guarantor and the other parties named therein (including any amendment and supplement thereof);

Guarantor Credit Agreement means a US$250,000,000 credit agreement dated 29 June 2000 among the Guarantor, JP Morgan Chase as administrative agent, Credit Suisse First Boston as syndication agent, Societe Generale as documentation agent and the lenders named therein (including any amendment and supplement thereof);

Interest Payment Date means, for any Advance, the last day of an Interest
Period;

Interest Period means, for any Advance, the period determined in accordance with clauses 6.1 (Period), 10.5 (Interest), 11.5 (Interest Period), 13.1 (Interest Period) and 15.4 (Interest), as the case may be;

Issue means the issue by the Tranche B Lenders of a Tranche B Letter of Credit under the Tranche B L/C Facility or the issue by the Tranche E Lenders of a Tranche E Guarantee under the Tranche E Facility, as the case may be;

Issue Date means the date of any Issue;

JP Morgan Chase means J.P. Morgan Chase & Co. (formerly named "The Chase Manhattan Bank") which is a lender, and also acts as the administrative agent, under the Guarantor Credit Agreement;

Land and Building Mortgages Agreement means a mortgage contract of land and buildings and any agreement annexed or supplemental thereto in respect of the land and buildings listed in Schedule 7 (List of Asset and Property to be Granted as Security) to be mortgaged pursuant to clause 24.2(i) (Security Documents), which shall be in form and content satisfactory to the Security Agent;

Law includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction and any present or future directive, regulation, approval, licence, authorisation, guideline, practice, concession, request or requirement whether or not having the force of law issued by any governmental body, agency or department or any central bank or other fiscal, monetary, regulatory, self regulatory or other authority or agency;

Lenders means those Lenders listed in Schedule 1 (Lenders and Commitments) and their respective successors and any Transferee Lenders (as defined in clause
31.2 (Assignment and Transfers by Lenders)) which are, in each case, for the time being participating in the Facilities, and Lender means either of them, as the context requires;

LIBOR means, in relation to an Interest Period under the Tranche A Facility and the Tranche B Facilities, the rate per annum determined by the Facility Agent to be the rate or rates, and if more than one, the highest of the rates, rounded upwards to the nearest whole multiple of one-sixteenth of one per cent. (1/16%) of the offered quotations for deposits in US dollars for a comparable period to such Interest Period which appears on the Reuters screen being "LIBO" page (or such other page as may replace that service) at or about 11:00 a.m. (London time) on the date falling 2 (two) Business Days prior to the first day of such Interest Period;

Machinery Mortgage Agreement means a mortgage contract of machinery and any agreement annexed and supplemental thereto in respect of machinery listed in
Schedule 7 (List of Asset and Property to be Granted as Security) to be mortgaged pursuant to clause 24.2(i) (Security Documents), which shall be in form and content satisfactory to the Security Agent;

Majority Lenders means, at any time, one or more Lenders whose Outstandings are more than 76% (seventy six per cent.) in aggregate of the Total Outstandings at that time or, in the event that there are no Outstandings at such time, Lenders whose Commitments then aggregate more than 76% (seventy six per cent.) of the Total Commitments, provided that, for the purposes of this definition:

(a) Outstandings and Commitments which are not denominated in Baht shall be notionally converted into Baht at the Average Selling Rate; and

(b) Outstandings and Commitments of each Lender and Total Outstandings and Total Commitments of all Lenders will be subject to the conditions set out in clause 3.3 (Majority Lenders);

Margin means 2.50% (two point five per cent.) per annum;

Material Adverse Effect means, in the opinion of the Facility Agent (acting upon the instructions of the Majority Lenders and upon consultation with the Borrower), the occurrence of an event which will or may materially and adversely affect: (i) the Borrower's ability to make payments when due in respect of any indebtedness; (ii) the financial condition or business prospects of the Borrower; (iii) the ability of the Lenders acting reasonably, to exercise their rights under any Financing Document; or (iv) the legality, validity or effectiveness of the Financing Documents;

MOR Average means, on any day, the average (rounded, if necessary, to the nearest four decimal places with the midpoint rounded upwards) of the respective prevailing per annum interest rates announced by TFB and BAY for charging interest on overdraft in Baht granted to prime customers on the day in question pursuant to the BoT Announcements and known as "MOR";

Obligor means each of the Borrower and the Guarantor;

Outstandings means, in relation to a Lender, the aggregate of its Tranche A Outstandings, Tranche B Outstandings, Tranche C Outstandings, Tranche D Outstandings and Tranche E Guarantee Amount;

Parent Guarantee means a guarantee to be executed by the Guarantor which is governed by the law of the Commonwealth of Massachusetts, in form and content satisfactory to the Lenders and the Agents;

Party means, at any time, a party to this Agreement at such time;

Permitted Security Interests means

(a) a lien or right of set-off arising in the normal course of trading or by operation of Law;

(b) any conditional sale or title retention arising under or pursuant to any contract for the purchase of goods in the normal course of trading;

(c)  any Security Interest created under the Security Documents;

(d) any Security Interest created or permitted to subsist with the prior written consent of the Majority Lenders;

(e)  the Existing Security Interests; and

(f) any Security Interest granted to secure the obligations of the Borrower (if any) under the Guarantor Credit Agreement or the Guarantor Collateral Agreement;

Potential Event of Default means any event which with the giving of notice, lapse of time or making of any determination specified in clause 25.1 (Event of Default) would constitute an Event of Default;

Repayment Date means, in respect of a Tranche A Advance and a Tranche B Loan Advance, each of the dates specified as such in clause 7.1 (Repayment) and clause 11.7 (Repayment), as the case may be;

Secured Indebtedness means all present and future indebtedness and all other liabilities of the Borrower to the Security Agent and the Lenders (or any of them) present or future, actual or contingent, arising under or in connection with any of the Financing Documents (including without limitation any promissory notes, instruments and securities evidencing or representing such indebtedness or liabilities issued under or in connection with any of the Financing Documents);

Security means the security created by the Security Documents, including all of the rights and interest which are to be vested in the Security Agent or any of the Lenders by or pursuant to the Security Documents;

Security Agent means The Thai Farmers Bank Public Company Limited or any successor as security agent of the Lenders under the Financing Documents;

Security Documents means the Land and Building Mortgages Agreement; the Machinery Mortgage Agreement and the General Pledge Agreement;

Security Interest means any mortgage, charge, pledge, lien, right of set-off, assignment by way of security, retention of title or any other security interest whatsoever or any other agreement or arrangement having the effect of conferring security, howsoever created or arising;

Selling Rate means the telegraphic transfer exchange rate quoted by the relevant Lender for the sale of the relevant currency using Baht as the means of payment for such sale at 12 noon (Bangkok time) on the day the amount in question is due to be converted, redenominated or paid;

Side Letter means the side letter dated 6 December 2000 between the Borrower and the Lenders in connection with a front-end fee of the Facilities;

Signing Date means the date of this Agreement;

Subordinated Loan means each of the loans provided to the Borrower by person(s) approved by the Majority Lenders and upon subordinated terms and conditions acceptable to the Majority Lenders, under which, among other things, payment of interest and principal of the loans are to be repayable only after the Facilities and all other sums associated with the Facilities payable in accordance with the terms of this Agreement have been repaid in full;

Subsidiary means a subsidiary for the time being of the Borrower and Subsidiaries shall refer to all such subsidiaries;

Subsidiary of Guarantor means, as to any person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such person;

Tax means any present or future tax, duty, levy or charge of a similar nature payable to or imposed by any supra-national, governmental, federal, state, provincial, local governmental or municipal taxing authority, body or official, whether in Thailand or elsewhere (together with any related penalties, fines, surcharges and interest);

TFB means The Thai Farmers Bank Public Company Limited;

Total Commitments means, at any time, the aggregate amount of all the Commitments of all the Lenders at such time;

Total Outstandings means, at any time, the aggregate amount of all Outstandings of all the Lenders at such time;

Total Tranche A Commitments means, at any time, the aggregate amount of the Tranche A Commitments of all the Tranche A Lenders, which together at any time shall not exceed US$20,970,000 (US$ twenty million nine hundred and seventy thousand);

Total Tranche A Outstandings means, at any time, the aggregate amount of the Tranche A Outstandings of all the Tranche A Lenders;

Total Tranche B Commitments means, at any time, the aggregate amount of the Tranche B Commitments of all the Tranche B Lenders, which together shall at any time not exceed US$4,000,000 (US$ four million) in aggregate;

Total Tranche B L/C Commitments means the aggregate amount of the Tranche B L/C Commitments of all the Tranche B Lenders;

Total Tranche B L/C Outstandings means, at any time, the aggregate amount of the Tranche B L/C Outstandings of all the Tranche B Lenders;

Total Tranche B Loan Commitments means, at any time, the aggregate amount of all the Tranche B Loan Commitments of all the Tranche B Lenders;

Total Tranche B Loan Outstandings means, at any time, the aggregate amount of the Tranche B Loan Outstandings of all the Tranche B Lenders;

Total Tranche B Outstandings means, at any time, the aggregate amount of the Tranche B Outstandings of all the Tranche B Lenders, which together shall at any time not exceed US$4,000,000 (US$ four million) in aggregate;

Total Tranche B T/R Commitments means, at any time, the aggregate amount of all the Tranche B T/R Commitments of all the Tranche B Lenders;

Total Tranche B T/R Outstandings means, at any time, the aggregate amount of the Tranche B T/R Outstandings of all the Tranche B Lenders;

Total Tranche C Commitment means, at any time, the aggregate amount of the Tranche C Commitments of all the Tranche C Lenders, which together at any time shall not exceed US$28,500,000 (US$ twenty eight million five hundred thousand);

Total Tranche C Outstandings means, at any time, the aggregate amount of the Tranche C Outstandings of all the Tranche C Lenders;

Total Tranche D Commitment means, at any time, the aggregate amount of the Tranche D Commitments of all the Tranche D Lenders, which together at any time shall not exceed Baht 20,000,000 (Baht twenty million);

Total Tranche D Outstandings means, at any time, the aggregate amount of the Tranche D Outstandings of all the Tranche D Lenders;

Total Tranche E Commitment means, at any time, the aggregate amount of the Tranche E Commitments of all the Tranche E Lenders, which together at any time shall not exceed Baht 40,000,000 (Baht forty million);

Total Tranche E Guarantee Amounts means, at any time, the aggregate amount of the Tranche E Guarantee Amounts of all the Tranche E Lenders;

Tranche A Advance means an Advance drawn under the Tranche A Facility;

Tranche A Commitment means, in relation to a Tranche A Lender, the principal amount set opposite its name in Schedule 1 (Lenders and Commitments) in respect of the Tranche A Facility or, as applicable, the amount set out in respect of the Tranche A Facility in a Transfer Certificate for a Tranche A Lender, in any case to the extent not transferred, reduced or cancelled in accordance with the provisions hereof;

Tranche A Facility means the US$20,970,000 (US$ twenty million nine hundred and seventy thousand) term loan facility, the terms and conditions of which are set out in this Agreement;

Tranche A Lenders means the Lenders participating in the Tranche A Facility named in Schedule 1 (Lenders and Commitments);

Tranche A Outstandings means, at any time, in relation to a Tranche A Lender, its participation in respect of all Tranche A Advances which have not been repaid or prepaid by the Borrower at such time;

Tranche B Commitments means, in relation to a Tranche B Lender, its Tranche B L/C Commitment, its Tranche B T/R Commitment and its Tranche B Loan Commitment;

Tranche B Facilities means the Tranche B L/C Facility, the Tranche B T/R Facility and the Tranche B Loan Facility in an aggregate amount up to US$4,000,000 (US$ four million), and Tranche B Facility means any of them, as the context requires;

Tranche B Lenders means the Lenders participating in the Tranche B Facilities named in Schedule 1 (Lenders and Commitments);

Tranche B Letter of Credit means a letter of credit issued or to be issued by the Tranche B Lenders under the Tranche B L/C Facility;

Tranche B L/C Commitment means, in relation to a Tranche B Lender, the principal amount set opposite its name in Schedule 1 (Lenders and Commitments) in respect of the Tranche B L/C Facility or, as applicable, the amount set out in respect of the Tranche B L/C Facility in a Transfer Certificate for a Tranche B Lender, in any case to the extent not transferred, reduced or cancelled in accordance with the provisions hereof;

Tranche B L/C Facility or Tranche B Letter of Credit Facility means the letter of credit facility in an aggregate amount up to US$4,000,000 (US$ four million), the terms and conditions of which are set out in this Agreement;

Tranche B L/C Outstandings means, at any time, in relation to a particular Tranche B Lender and its Tranche B Letters of Credit, the aggregate of the maximum amount for which the Tranche B Lender could be actually or contingently liable thereunder from time to time and which has not been converted into Tranche B Loan Advances at such time in accordance with the terms of this Agreement;

Tranche B Loan Advance means:

(a)  an Advance drawn under the Tranche B Loan Facility; and

(b) an Advance converted into from Tranche B L/C Outstandings and Tranche B T/R Outstandings;

Tranche B Loan Commitment means, in relation to a Tranche B Lender, the principal amount set opposite its name in Schedule 1 (Lenders and Commitments) in respect of the Tranche B Loan Facility or, as applicable, the amount set out in respect of the Tranche B Loan Facility in a Transfer Certificate for a Tranche B Lender, in any case to the extent not transferred, reduced or cancelled in accordance with the provisions hereof;

Tranche B Loan Facility means the term loan facility in an aggregate amount up to US$4,000,000 (US$ four million), the terms and conditions of which are set out in this Agreement;

Tranche B Loan Outstandings means, at any time, in respect of a particular Tranche B Lender, its participation in respect of all Tranche B Loan Advances which have not been repaid or prepaid by the Borrower at such time;

Tranche B Outstandings means, at any time, in relation to a Tranche B Lender, the aggregate of its Tranche B L/C Outstandings, its Trance B T/R Outstandings and its Tranche B Loan Outstandings;

Tranche B Trust Receipt means a trust receipt executed or to be executed by the Borrower under the Tranche B T/R Facility in favour of a Tranche B Lender in lieu of reimbursement to such Tranche B Lender of amounts paid by it under a Tranche B Letter of Credit;

Tranche B T/R Advance means an Advance drawn under the Tranche B T/R Facility (for the avoidance of doubt, the Tranche B T/R Advance shall, as from the Effective Date, include any advance already made by TFB to the Borrower as part of the Existing TFB T/R Facility which remains outstanding as at the date immediately preceding the Effective Date);

Tranche B T/R Commitment means, in relation to a Tranche B Lender, the principal amount set opposite its name in Schedule 1 (Lenders and Commitments) in respect of the Tranche B T/R Facility or, as applicable, the amount set out in respect of the Tranche B T/R Facility in a Transfer Certificate for a Tranche B Lender, in any case to the extent not transferred, reduced or cancelled in accordance with the provisions hereof;

Tranche B T/R Facility or Tranche B Trust Receipt Facility means the trust receipt facility in an aggregate amount up to US$4,000,000 (US$ four million) of which, as from the Effective Date, the Existing TFB T/R Facility shall form an integral part, the terms and conditions of which are set out in this Agreement;

Tranche B T/R Outstandings means, at any time, in respect of a particular Tranche B Lender, its participation in respect of all Tranche B Trust Receipts which have not been repaid or prepaid by the Borrower at such time and which have not been converted into Tranche B Loan Advances at such time in accordance with the terms of this Agreement (for the avoidance of doubt, the Tranche B T/R Outstandings shall, as from the Effective Date, include all outstanding principal amounts under the Existing TFB T/R Facility);

Tranche C Advance means an Advance drawn under the Tranche C Facility (for the avoidance of doubt, the Tranche C Advance shall, as from the Effective Date, include any advance already made by BAY and TFB to the Borrower as part of the Existing BAY Facilities and the Existing TFB Packing Credit Facility, respectively, which remains outstanding as at the date immediately preceding the Effective Date);

Tranche C Commitment means, in relation to a Tranche C Lender, the principal amount set opposite its name in Schedule 1 (Loans and Commitments) in respect of the Tranche C Facility or, as applicable, the amount set out in respect of the Tranche C Facility in a Transfer Certificate for a Tranche C Lender, in any case to the extent not transferred, cancelled or reduced in accordance with the provisions hereof;

Tranche C Facility means the US$28,500,000 (US$ twenty eight million five hundred thousand) revolving packing credit facility of which, as from the Effective Date, the Existing BAY Facilities and the Existing TFB Packing Credit Facility shall form an integral part, the terms and conditions of which are set out in this Agreement;

Tranche C Lenders means the Lenders participating in the Tranche C Facility named in Schedule 1 (Lenders and Commitments);

Tranche C Outstandings means, at any time, in respect of a particular Tranche C Lender, its participation in respect of all Tranche C Advances which have not been repaid or prepaid by the Borrower at such time (for the avoidance of doubt, the Tranche C Outstandings shall, as from the Effective Date, include all outstanding principal amounts under the Existing BAY Facilities and the Existing TFB Packing Credit Facility);

Tranche D Advance means an Advance drawn under the Tranche D Facility;

Tranche D Commitment means, in relation to a Tranche D Lender, the principal amount set opposite its name in Schedule 1 (Lenders and Commitments) in respect of the Tranche D Facility or, as applicable, the amount set out in respect of the Tranche D Facility in a Transfer Certificate for a Tranche D Lender, in any case to the extent not transferred, reduced or cancelled in accordance with the provisions hereof;

Tranche D Facility means the Baht 20,000,000 (Baht twenty million) overdraft facility, the terms and conditions of which are set out in this Agreement;

Tranche D Lenders means the Lenders participating in the Tranche D Facility named in Schedule 1 (Lenders and Commitments);

Tranche D Outstandings means, at any time, in respect of a particular Tranche D Lender, its participation in respect of all Tranche D Advances which have not been repaid or prepaid by the Borrower at such time;

Tranche D Overdraft Agreement means an agreement between the Borrower and a Tranche D Lender in relation to the Tranche D Facility in form and content satisfactory to such Tranche D Lender;

Tranche E Commitment means, in relation to a Tranche E Lender, the principal amount set opposite its name in Schedule 1 (Lenders and Commitments) in respect of the Tranche E Facility or, as applicable, the amount set out in respect of the Tranche E Facility in a Transfer Certificate for a Tranche E Lender, in any case to the extent not transferred, reduced or cancelled in accordance with the provisions hereof;

Tranche E Facility means the Baht 40,000,000 (Baht forty million) revolving letter of guarantee facility, the terms and conditions of which are set out in this Agreement;

Tranche E Guarantee means a letter of guarantee issued or to be issued by a Tranche E Lender under the Tranche E Facility;

Tranche E Guarantee Amount means, at any time, in respect of a particular Tranche E Lender and in relation to its Tranche E Guarantees, the maximum aggregate amount of the actual and contingent liabilities of that Tranche E Lender under such Tranche E Guarantees;

Tranche E Lenders means the Lenders participating in the Tranche E Facility named in Schedule 1 (Lenders and Commitments);

Transfer Certificate means a certificate in the form of Schedule 6 (Form of Transfer Certificate) delivered pursuant to clause 31 (Assignments and Transfers);

US dollars and US$ means the lawful currency of the United States of America;

1.2 Construction: Except where the context otherwise requires, any reference in this Agreement to:

an affiliate means, in relation to any person, a subsidiary or any holding company of such person and any other subsidiary of any such holding company;

an agreement also includes a concession, contract, deed, franchise, licence, treaty or undertaking (in each case, whether oral or written);

the assets of any person shall be construed as a reference to the whole or any part of its business, undertaking, property, assets, rights and revenues (including any right to receive revenues);

a Financing Document or other agreement includes any amendments, novations or supplements thereto;

a guarantee also includes any other obligation (whatever called) of any person to pay, purchase, provide funds (whether by way of the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnity against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person;

indebtedness means any obligation (whether present or future, actual or contingent, secured or unsecured, as principal or surety or otherwise) for the payment or repayment of money;

a person includes any corporation, association, partnership or other entity and includes its successors and permitted transferees and assigns;

a provision of law is a reference to that provision as amended or re-enacted;

a company is a subsidiary of another (its holding company) if that other company:

(a)  holds a majority of the voting rights in it; or

(b)  has the right to appoint or remove a majority of its board of directors; or

(c) has the power to direct its management and policies whether through the ownership of voting rights, by contract or otherwise;

a time of day is, unless the context requires otherwise, a reference to Bangkok time.

Headings and the table of contents are for ease of reference only.

                                  SECTION II:
                                THE FACILITIES


Amount and Purpose

2.1 Facility Amounts: The Lenders hereby establish the Facilities, pursuant to which they will, in accordance with the provisions of this Agreement, make available the Facilities to the Borrower. At the Signing Date:

(a)  the maximum aggregate principal amount of:

         (i) the Tranche A Facility is US$20,970,000 (US$ twenty million nine hundred and seventy thousand);

         (ii)  the Tranche B Facilities is US$4,000,000 (US$ four million);

         (iii) the Tranche C Facility is US$28,500,000 (US$ twenty eight million five hundred thousand);

         (iv)  the Tranche D Facility is Baht 20,000,000 (Baht twenty million);
               and

         (v)   the Tranche E Facility is Baht 40,000,000 (Baht forty million);

(b) the Tranche A Facility, the Tranche B Facilities, the Tranche C Facility, the Tranche D Facility and the Tranche E Facility are separate and independent from each other and together they form the Facilities of US$53,470,000 (US$ fifty three million four hundred and seventy thousand) and Baht 60,000,000 (Baht sixty million).

The amount and availability of each Facility are subject to changes following a review by the Lenders if there occurs any circumstance set out in clause 24.2(h) (Guarantor's Shareholding).

2.2  Purpose:  The Facilities shall be used as follows:

(a) the Tranche A Facility shall be used only to repay all of the Borrower's existing indebtedness owed to TFB and the Industrial Finance Corporation of Thailand and to pay supplier credits extended by its suppliers;

(b) the Tranche B Facilities shall be used only to pay for purchases of machinery used by it in its business operations as agreed from time to time between the Borrower and the Lenders;

(c) the Tranche C Facility and the Tranche D Facility shall be used only for the working capital purposes of the Borrower; and

(d) the Tranche E Facility shall be used only for the provision of one or more letters of guarantee against liabilities of the Borrower to any third party (including without limitation those which may arise from the provision of public utilities by the Electricity Generating Authority of Thailand, the Communications Authority of Thailand, the Customs Department of Thailand and any other government authorities), except for liabilities of the Borrower under any transaction having the commercial effect of a borrowing.

No Finance Party shall be bound to enquire as to, nor shall any of them be concerned with, the application of the proceeds or the use of any of the Facilities.

Syndicate

3.1 Participation: Subject to the provisions of this Agreement, each of the Lenders shall:

(a) participate in each Advance under the Tranche A Facility in the proportion which its Tranche A Commitment bears to the Total Tranche A Commitments up to an aggregate principal amount not exceeding its Tranche A Commitment; and

(b) participate in the Tranche B Facilities, the Tranche C Facility, the Tranche D Facility and the Tranche E Facility up to an aggregate principal amount not exceeding its Tranche B Commitment, Tranche B Commitments, Tranche C Commitment, Tranche D Commitment and Tranche E Commitment, respectively.

3.2  Obligations Several:  In participating in the Facilities:

(a) the rights and obligations of each of the Finance Parties under the Financing Documents are several. Failure of a Finance Party to perform its obligations under the Financing Documents shall neither:

         (i) result in any other Finance Party incurring any liability whatsoever; nor

         (ii) relieve any other Finance Party or any Obligor from any of its obligations under the Financing Documents; and

(b) the aggregate of the amounts due to each Finance Party under the Financing Documents at any time is a separate and independent debt and each Finance Party shall have the right to protect and (except as otherwise provided in the Financing Documents) enforce its rights under the Financing Documents and it shall not be necessary for any other Finance Party to be joined as an additional party in any proceedings to this end.

3.3  Majority Lenders: If at any time:

(a) the business operations of either Lender has been temporarily or permanently suspended by the Ministry of Finance, the Bank of Thailand, the Financial Institutions Development Fund or any other government agencies (the authorities); or

(b) either Lender has been ordered by the authorities to merge with any other entities or to dissolve or liquidate; or

(c) the majority of shares of either Lender have been acquired (whether by way of purchase, debt-to-equity conversion or otherwise) and held by the authorities for the purposes of rehabilitation; or

(d) any other actions or circumstances having the effect of nationalisation or expropriation occur in respect of either Lender;

     (the Lender being subject to any of the actions or circumstances set out in (a), (b), (c) or (d) above, the affected Lender),

then at all times thereafter and for the purposes of the definition of Majority Lenders, Outstandings or Commitments and Total Outstandings or Total Commitments, as the case may be, in respect of the affected Lenders shall not be taken into consideration in determining the Majority Lenders. Accordingly, only Outstandings or Commitments and Total Outstandings or Total Commitments, as the case may be, in respect of the other Lender(s) (the other Lender(s)) shall be counted in determining the Majority Lenders and the affected Lender shall be bound by, and comply with, any action or resolution (whether such action or resolution is in the nature of consent, approval, authorisation, determination, instruction or otherwise) of the other Lender(s) in all respects.

Signing Date and Conditions precedent

4.1 Signing Date: This Agreement shall come into force and effect on the Signing Date and be binding on all Parties hereto in accordance with the terms and conditions of this Agreement but the Borrower may not use or draw any of the Facilities until all of the relevant conditions precedent in this Agreement have been satisfied.

4.2 Conditions to Facilities: The Borrower shall provide the Facility Agent with the documents set out in Schedule 2 (Conditions Precedent Documents to Facilities), in each case in form and content satisfactory to the Facility Agent, before the Facilities will become available to the Borrower. Upon its satisfactory receipt of such documents, the Facility Agent will then confirm to each of Lenders and the Borrower such receipt and notify each of them of the date on which the Effective Date will occur, which shall be a Business Day (the Effective Date).

4.3 Conditions to Each Facility: Each Facility is also subject to the further conditions precedent set out in clauses 5.1 (Conditions Precedent), 9.1 (Conditions Precedent), 10.2 (Conditions Precedent), 11.1 (Conditions Precedent), 12.3 (Conditions Precedent), 15.1 (Conditions Precedent) and 16.1 (Conditions Precedent), as the case may be.

                                 SECTION III:
                              TRANCHE A FACILITY


Tranche A Facility

5.1 Conditions Precedent: Subject to satisfaction of the conditions specified in clause 4.2 (Conditions to Facilities), no Tranche A Lender will be obliged to participate in a Tranche A Advance until the following conditions precedent have been satisfied:

(a) both on the date of the relevant Drawing Notice and on the relevant Drawing Date, no Default has occurred or would occur as a result of making the Tranche A Advance; and

(b) each of the representations and warranties mentioned in clause 23.2 (Representations After Signing) remains accurate at the Drawing Date as if given on that date by reference to the facts and circumstances then existing.

5.2 Drawdown: Subject to the provisions of this Agreement, the Borrower may on Business Days during the Availability Period relating to the Tranche A Facility make a request for a Tranche A Advance by delivering, not less than 5 (five) Business Days before the proposed Drawing Date, to the Facility Agent the following documents:

(a) a duly completed Drawing Notice specifying the proposed Drawing Date which may occur only on the following 3 (three) dates and the amount of such Tranche A Advance which will be subject to the following maximum amounts for each of the periods as follows:

         (i) in respect of the first Drawing Date, the period commencing on the Effective Date and ending at the end of the Business Day in Bangkok on the date falling 5 (five) days after the Effective Date and in an amount of no more than US$14,000,000 (US$ fourteen million);

         (ii) in respect of the second Drawing Date, the period commencing on the Effective Date and ending at the end of the Business Day in Bangkok on the date falling 30 (thirty) days after the Effective Date and in an amount of no more than US$3,000,000 (US$ three million); and

         (iii) in respect of the third Drawing Date, the period commencing on the Effective Date and ending at the end of the Business Day in Bangkok on the date falling 60 (sixty) days after the Effective Date and in an amount of no more than US$3,970,000 (US$ three million nine hundred and seventy thousand),

     Any undrawn or unutilised amount of the Tranche A Facility at the end of each of the periods set out in paragraphs (i), (ii) and (iii) above shall automatically be cancelled without any cancellation fee;

(b) any written evidence certified to be true and correct by the authorised persons of the Borrower showing the amount of the Borrower's indebtedness owed to TFB and the Industrial Finance Corporation of Thailand and/or any or all of its suppliers of which the proceeds of such Tranche A Advance shall be applied against for repayment.

The Borrower shall, on the Drawing Date, provide each of the Tranche A Lenders participating in such Tranche A Advance with a receipt (substantially in the form set out in Part II of Schedule 3 (Form of Receipt)) and a promissory note (in form and content to be prescribed by the relevant Tranche A Lender) duly completed and signed by the Authorised Directors, and within the next Business Day following each Drawing Date, provide each of such Tranche A Lenders with any written evidence (for example, cheques and wire transfer documents) certified to be true and correct by the authorised persons of the Borrower showing for what purposes such Tranche A Advance has been used and to whom the proceeds of such Tranche A Advance have been transferred.

5.3 Limits on Tranche A Advances: No Tranche A Advance may be drawn under the Tranche A Facility if, as a result of drawing such Tranche A Advance, the Total Tranche A Outstandings would exceed the Total Tranche A Commitments.

5.4 Irrevocability: A Drawing Notice shall be irrevocable and, subject to the provisions of this Agreement, the Borrower shall draw the relevant Tranche A Advance on the Drawing Date specified in the Drawing Notice.

5.5 Notice to Lenders: When the Facility Agent actually receives a Drawing Notice pursuant to clause 5.2 (Drawdown), it shall notify each of the Tranche A Lenders of the details of, and the amount of such Tranche A Lender's participation in, the proposed Tranche A Advance and each Tranche A Lender shall, subject to the provisions of this Agreement, make available to the Borrower on the Drawing Date its participation in that Tranche A Advance.

Interest

6.1 Period: The following provisions shall apply to the duration of Interest Periods for Tranche A Advances:

(a)  each Interest Period shall be 3 (three) months;

(b) the first Interest Period shall commence on the Drawing Date of that Tranche A Advance and end on the last day of the calendar quarter in which such Tranche A Advance has been drawn and each successive Interest Period shall commence on the last day of the previous one;

(c) subject to clause 6.1(d) below, an Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, unless the result of such extension would be that such Interest Period would end on a day in the next following calendar month, in which event such Interest Period shall end on the last preceding Business Day;

(d) any Interest Period which would extend beyond a Repayment Date relating to a Tranche A Advance shall be of such duration that it shall end on that Repayment Date; and

(e) the Borrower and the Facility Agent, with the written consent of all Tranche A Lenders, may enter into such arrangements as they may agree for the consolidation or splitting of Tranche A Advances.

6.2 Rate and Payment: The rate of interest payable on a Tranche A Advance for each Interest Period shall be the rate per annum determined by the Facility Agent to be the aggregate of:

(a)  LIBOR; and

(b)  the Margin.

Interest payable under this clause shall be calculated on the basis of actual days elapsed (not counting within an Interest Period the last day of that Interest Period) and a year of 360 (three hundred and sixty) days, or otherwise as market convention dictates, and shall be paid on each Tranche A Advance by the Borrower for the account of the Tranche A Lenders in arrears on each Interest Payment Date in the currency applicable to that Tranche A Advance.

Repayment

7.1 Repayment: Subject to the provisions of this Agreement, the Tranche A Advances shall be repaid by the Borrower in 20 (twenty) quarterly instalments, in the amounts and on the dates shown below:


   -----------------------------------------------------------------
            Repayment Dates          Amount Repayable (in US$)
                               -------------------------------------
                                   TFB                        BAY
   -----------------------------------------------------------------
      1.  30 June 2001           639,500                    409,000
   -----------------------------------------------------------------
      2.  30 September 2001      639,500                    409,000
   -----------------------------------------------------------------
      3.  31 December 2001       639,500                    409,000
   -----------------------------------------------------------------
      4.  31 March 2002          639,500                    409,000
   -----------------------------------------------------------------
      5.  30 June 2002           639,500                    409,000
   -----------------------------------------------------------------
      6.  30 September 2002      639,500                    409,000
   -----------------------------------------------------------------
      7.  31 December 2002       639,500                    409,000
   -----------------------------------------------------------------
      8.  31 March 2003          639,500                    409,000
   -----------------------------------------------------------------
      9.  30 June 2003           639,500                    409,000
   -----------------------------------------------------------------
     10.  30 September 2003      639,500                    409,000
   -----------------------------------------------------------------
     11.  31 December 2003       639,500                    409,000
   -----------------------------------------------------------------
     12.  31 March 2004          639,500                    409,000
   -----------------------------------------------------------------
     13.  30 June 2004           639,500                    409,000
   -----------------------------------------------------------------

   -----------------------------------------------------------------
            Repayment Dates          Amount Repayable (in US$)
                               -------------------------------------
                                   TFB                        BAY
   -----------------------------------------------------------------
     14.  30 September 2004      639,500                    409,000
   -----------------------------------------------------------------
     15.  31 December 2004       639,500                    409,000
   -----------------------------------------------------------------
     16.  31 March 2005          639,500                    409,000
   -----------------------------------------------------------------
     17.  30 June 2005           639,500                    409,000
   -----------------------------------------------------------------
     18.  30 September 2005      639,500                    409,000
   -----------------------------------------------------------------
     19.  31 December 2005       639,500                    409,000
   -----------------------------------------------------------------
     20.  31 March 2006          639,500                    409,000
   -----------------------------------------------------------------
             Total            12,790,000                  8,180,000
   -----------------------------------------------------------------

                                  SECTION IV:
                             TRANCHE B FACILITIES


General

8.1 Tranche B Facilities: Each Tranche B Lender will make available the Tranche B Facilities to the Borrower on terms and conditions set out in this Agreement, provided that:

(a) the aggregate principal amount of the Tranche B L/C Outstandings, the Tranche B T/R Outstandings and the Tranche B Loan Outstandings shall at any time not exceed US$4,000,000 (US$ four million); and

(b) the Borrower may at its option use, whether singly or collectively, any or all of the Tranche B L/C Facility, the Tranche B T/R Facility and/or the Tranche B Loan Facility, subject to the periods and amounts set out in clause 8.2 (Amounts and Periods) below.

8.2 Amounts and Periods: The aggregate principal amount of the Tranche B Facilities which the Borrower may use during each of the following periods under the Availability Period relating to the Tranche B Facilities shall be subject to the following maximum amounts:

(a) commencing on the Effective Date and ending at the end of the Business Day in Bangkok on 23 April 2001, up to an aggregate principal amount of US$2,000,000 (US$ two million); and

(b) commencing on 24 April 2001 and ending at the end of the Business Day in Bangkok on 26 November 2001, up to an aggregate principal amount of US$2,000,000 (US$ two million).

Any undrawn or unutilised amount of the Tranche B Facilities at the end of each of the periods set out in paragraphs (a) and (b) above shall automatically be cancelled without any cancellation fee.

Tranche B Letter of Credit Facility

9.1 Conditions Precedent: Subject to satisfaction of the conditions specified in clause 4.2 (Conditions to Facilities), no Tranche B Lender will be obliged to participate in an Issue of a Tranche B Letter of Credit until the following conditions precedent have been satisfied:

(a) on the relevant Issue Date, no Default has occurred or would occur as a result of the Issue;

(b) each of the representations and warranties mentioned in clause 23.2 (Representations After Signing) remains accurate at the Issue Date as if given on that date by reference to the facts and circumstances then existing; and

(c) the Borrower has given to the Tranche B Lender issuing the Tranche B Letter of Credit information relating to the obligations of the Borrower to which the Tranche B Letter of Credit relates as such Tranche B Lender may reasonably request;

(d) the Borrower has paid fees and expenses in accordance with clause 9.4 (Fees and Expenses) which are due and payable in respect of the Tranche B Letter of Credit; and

(e) form of the Tranche B Letter of Credit is acceptable to the Tranche B Lender issuing such Tranche B Letter of Credit.

9.2 Issue of Tranche B Letter of Credit: Subject to the provisions of this Agreement, the Borrower may, on Business Days during the Availability Period relating to the Tranche B Facilities, make a request for an Issue of a Tranche B Letter of Credit by delivering to a Tranche B Lender not less than 3 (three) Business Days prior to the proposed Issue Date a duly completed request (which shall be irrevocable) in the form to be specified by such Tranche B Lender.

9.3 Limits on Tranche B Letters of Credit: No Tranche B Letter of Credit may be issued under the Tranche B L/C Facility if, as a result of such Issue:

(a) the Total Tranche B L/C Outstandings would exceed the Total Tranche B L/C Commitments;

(b) the Total Tranche B L/C Outstandings would exceed the maximum amount made available during each of the relevant periods set out in clause 8.2 (Amounts and Periods); or

(c) the term of such Tranche B Letter of Credit would end beyond the last Conversion Date.

9.4 Fees and Expenses: The Borrower shall pay the following fees and expenses in respect of a Tranche B Letter of Credit:

(a) Opening Letter of Credit Fee: The Borrower shall pay opening letter of credit fees in an amount and in the currency to be specified by the relevant Tranche B Lender in accordance with its normal banking practice and such payment shall be due and payable by the Borrower within the period to be specified by that Tranche B Lender.

(b) Engagement Fee: In cases of a term Tranche B Letter of Credit, the Borrower shall pay an engagement fee in an amount and in the currency to be specified by the relevant Tranche B Lender in accordance with its normal banking practice and such payment shall be due and payable by the Borrower within the period to be specified by that Tranche B Lender.

(c) Expenses: The Borrower shall pay any expenses (including, without limitation, any stamp duty) which may arise in connection with the utilisation of the Tranche B L/C Facility within the period to be specified in an invoice issued by the relevant Tranche B Lender or otherwise in accordance with the normal banking practice of that Tranche B Lender.

Each of these fees and expenses shall be calculated in the denominated currency of each Tranche B Letter of Credit, but payable by the Borrower to the relevant Tranche B Lender in Baht at the Selling Rate.

9.5  Indemnification

(a)  Each of the Tranche B Lenders shall at all times:

         (i) be entitled to discharge (whether by making payment, exercising rights of set-off, or combining accounts or otherwise) any actual liability and any sum due in relation to any Tranche B Letter of Credit issued by it without making any further investigation or enquiry;

         (ii) need not concern itself with the propriety of any claim made or purported to be made under and in the manner required by the terms of any Tranche B Letter of Credit; and

         (iii) be entitled to assume that any person expressed in each Tranche B Letter of Credit as being entitled to make requests or claims in relation to any sum so due thereunder or to receive payments thereunder is so entitled;

     and, accordingly, the right of each Tranche B Lender to make any payment under any Tranche B Letter of Credit shall be in no way affected if it should appear that, as between such Tranche B Lender and the beneficiary of the relevant Tranche B Letter of Credit, such beneficiary was not entitled for whatever reason to demand such payment under that Tranche B Letter of Credit.

(b) If, at any time, any Tranche B Lender is required to pay or pays any amount (such amount being hereinafter referred to as a relevant amount) to any beneficiary or beneficiaries pursuant to a Tranche B Letter of Credit, then an amount equal to such relevant amount shall become immediately due from, and payable by, the Borrower, denominated in the currency in which such a Tranche B Letter of Credit is denominated.

(c) The Borrower hereby agrees, in addition to the obligations assumed by it under clause 9.5(b), to pay to each Tranche B Lender the amount paid by it in respect of any Tranche B Letter of Credit issued by it, to indemnify and hold harmless such Tranche B Lender from and against all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from any Tranche B Lender pursuant to a Tranche B Letter of Credit), losses, damages, expenses and any default interest if such amount is not paid upon demand which such Tranche B Lender may at any time incur or sustain pursuant to any Tranche B Letter of Credit issued by it. Any sum due and payable under this clause which is not paid on the due date shall be subject to default interest at the Default Interest Rate.

(d) A Tranche B Lender may, at any time, by notice to the Borrower demand any amount payable by the Borrower to that Tranche B Lender to be redenominated from any non-Baht denominated currency into Baht at the Selling Rate and shall become payable by the Borrower in Baht, in which case the Borrower may prepay such redenominated amount in Baht to that Tranche B Lender without any prepayment fee provided that such prepayment shall be made within 30 (thirty) days after the date of redenomination together with interest accrued thereon (calculated from the date of redenomination up until the date of payment) at the rate to be determined by that Tranche B Lender in accordance with its normal banking practice.

(e) A certificate of a Tranche B Lender, as to the amount of the actual liability of, or amount required to be paid by, such Tranche B Lender to discharge any sum due in relation to any Tranche B Letter of Credit issued by it shall, save for manifest error, be conclusive and binding upon the Borrower for the purposes of this Agreement and prima facie evidence of the amounts so required to be charged by such Tranche B Lender in any legal action or proceedings arising in connection herewith.

9.6 Conversion of Tranche B L/C Outstandings: A Tranche B Letter of Credit to be issued under this clause 9 will be payable by the relevant Tranche B Lender to any person expressed in such Tranche B Letter of Credit as being entitled to make requests or claims in relation to any sum so due thereunder or to receive payments thereunder in accordance with the terms and conditions of such Tranche B Letter of Credit. Following the payment by such Tranche B Lender in respect of such Tranche B Letter of Credit, any amount so paid shall be converted into a Tranche B T/R Advance subject to the terms and conditions set out in clause 10 (Tranche B Trust Receipt Facility) or, if the date of such payment by that Tranche B Lender falls on a day which is a Conversion Date, shall be converted automatically into a Tranche B Loan Advance in accordance with clause 11.3 (Conversion).

Tranche B Trust Receipt Facility

10.1 Existing TFB T/R Facility: Throughout the period between the Signing Date and the date immediately preceding the Effective Date, TFB may at its option continue granting or providing on a revolving basis the Existing TFB T/R Facility on terms and conditions in accordance with its normal banking practice. As from the Effective Date, the Existing TFB T/R Facility shall be treated for all purposes and to all intents as part of the Tranche B T/R Commitment, the Tranche B T/R Advance and/or the Tranche B T/R Outstandings, as the case may be, in respect of TFB under the Tranche B T/R Facility and shall, thereafter, be subject to the terms and conditions of this Agreement in all respects.

10.2 Conditions Precedent: Subject to the satisfaction of the conditions specified in clause 4.2 (Conditions to Facilities), no Tranche B Lender will be obliged to participate in a utilisation of a Tranche B Trust Receipt until the following conditions precedent have been satisfied:

(a) on the date of utilisation, no Default has occurred or would occur as a result of the utilisation;

(b) each of the representations and warranties mentioned in clause 23.2 (Representations After Signing) remains accurate at the date of utilisation as if given on that date by reference to the facts and circumstances then existing; and

(c) the form of the Tranche B Trust Receipt is acceptable to the Tranche B Lender proposing to issue such Tranche B Trust Receipt.

10.3 Utilisation: Subject to the provisions of this Agreement, the Borrower may on Business Days during the Availability Period relating to the Tranche B Facilities make a request for utilisation of a Tranche B T/R Advance (including any Conversion of the Tranche B L/C Outstandings into a Tranche B T/R Advance) by delivering the following documents to the relevant Tranche B Lender no later than 3 (three) Business Days prior to the date of utilisation or the Conversion
Date:

(a) a duly completed request (which shall be irrevocable) in the form prescribed by the relevant Tranche B Lender in accordance with its normal banking practice;

(b) a Tranche B Trust Receipt, in the form prescribed by the relevant Tranch B Lender in accordance with its normal banking practice, duly completed and executed by the Borrower in such Tranche B Lender's favour;

(c) a promissory note duly completed and signed by the Authorised Directors in form and content to be prescribed by the relevant Tranche B Lender in accordance with its normal banking practice; and

(d) any other supporting documents or information as reasonably requested by the relevant Tranche B Lender in accordance with its normal banking practice.

Thereafter, the relevant Tranche B Lender will accept the Tranche B Trust Receipt executed in its favour and will release to the Borrower the shipping documents to which such Tranche B Trust Receipt relates.

10.4 Limits on Tranche B Trust Receipts:  No Tranche B Trust Receipt may:

(a) be executed by the Borrower if, as a result of such execution, the Tranche B T/R Outstandings of each Tranche B Lender would exceed the Tranche B T/R Commitments of such Tranche B Lender or would exceed the maximum amount made available during each of the relevant periods set out in clause 8.2 (Amounts and Periods); and

(b) have a term ending beyond the last Conversion Date or have a term exceeding 180 (one hundred and eighty) days from the date of its being executed by the Borrower.

10.5 Interest: The Interest Period for each Tranche B Trust Receipt shall be determined in accordance with the normal banking practice of the relevant Tranche B Lender. The rate of interest payable on the Tranche B T/R Outstandings for each Interest Period shall be as follows:

(a) in cases of Tranche B Trust Receipts denominated in US dollars, the rate per annum determined by the Facility Agent to be the aggregate of LIBOR and the Margin; and

(b) in cases of Tranche B Trust Receipts denominated in any currency other than US dollars, the rate per annum determined by the relevant Tranche B Lender to be the rate applicable to such currency as quoted by it in accordance with its normal banking practice.

Interest payable on the Tranche B T/R Outstandings shall be made in accordance with the normal banking practice of the relevant Tranche B Lender.

10.6 Conversion of Tranche B T/R Outstandings: Subject to the provisions of this Agreement, all Tranche B T/R Outstandings of each Tranche B Lender shall be automatically converted into Tranche B Loan Advances on each of the Conversion Dates.

Tranche B Loan Facility

11.1 Conditions Precedent: Subject to satisfaction of the conditions specified in clause 4.2 (Conditions to Facilities), no Tranche B Lender will be obliged to participate in a Tranche B Loan Advance, whether by way of loan pursuant to clause 11.2 (Drawdown) or by way of Conversion pursuant to clause 11.3 (Conversion), until the following conditions precedent have been satisfied:

(a) on the date of the relevant Drawing Notice and on the relevant Drawing Date or the relevant Conversion Date, as the case may be, no Default has occurred or would occur as a result of making the Advance; and

(b) each of the representations and warranties mentioned in clause 23.2 (Representations After Signing) remains accurate at the Drawing Date or the Conversion Date, as the case may be, as if given on that date by reference to the facts and circumstances then existing.

11.2 Drawdown: Subject to the provisions of this Agreement, the Borrower may on Business Days during the Availability Period relating to the Tranche B Facilities make a request for a Tranche B Loan Advance by delivering to the Facility Agent a duly completed Drawing Notice not less than 5 (five) Business Days before the proposed Drawing Date, specifying in respect of the proposed Tranche B Loan Advance the proposed Drawing Date (which shall be a Business Day within the Availability Period), in which case each Tranche B Lender shall participate in such Tranche B Loan Advance in the proportion which its Tranche B Loan Commitment bears to the Total Tranche B Loan Commitments.

The Borrower shall, on the relevant Drawing Date, provide each of the Tranche B Lenders participating in such Tranche B Loan Advance with a receipt substantially in the form set out in Part II of Schedule 3 (Form of Receipt), duly completed and signed by the Authorised Directors.

11.3 Conversion: Subject to the provisions of this Agreement, on each Conversion Date, certain Tranche B L/C Outstandings will be converted into a Tranche B Loan Advance in accordance with clause 9.6 (Conversion of Tranche B L/C Outstandings) and all Tranche B T/R Outstandings shall be converted automatically into a Tranche B Loan Advance in accordance with clause 10.6 (Conversion of Tranche B T/R Outstandings). On such Conversion Date, the Borrower shall provide each of the relevant Tranche B Lenders with the following documents:

(a) a receipt substantially in the form set out in Part II of Schedule 3 (Form of Receipt) duly completed and signed by the Authorised Directors;

(b) a promissory note duly completed and signed by the Authorised Directors in form and content to be prescribed by the relevant Tranche B Lender in accordance with its normal banking practice; and

(c) any other supporting documents or information as reasonably requested by the relevant Tranche B Lender in accordance with its normal banking practice.

Upon each Conversion, the Tranche B L/C Outstandings and the Tranche B T/R Outstandings which have been so converted shall be reduced to 0 (zero) and treated for all purposes and to all intents as a Tranche B Loan Advance.

11.4 Limits on Tranche B Loan Advances: No Tranche B Loan Advance may be drawn or converted pursuant to clause 11.2 (Drawdown) or 11.3 (Conversion) under the Tranche B Loan Facility if, as a result of such drawing or Conversion, the Total Tranche B Loan Outstandings would exceed the Total Tranche B Loan Commitments or would exceed the maximum amount made available during each of the relevant periods set out in clause 8.2 (Amounts and Periods).

11.5 Interest Period: The following provisions shall apply to the duration of Interest Periods for Tranche B Loan Advances:

(a)  each Interest Period shall be 3 (three) calendar months;

(b) the first Interest Period shall commence on the relevant Drawing Date or the relevant Conversion Date, as the case may be, of that Tranche B Loan Advance and end on the last day of the calendar quarter in which such Tranche Loan B Advance has been drawn or converted into and each successive Interest Period shall commence on the last day of the previous one;

(c) subject to clause 11.5 (d), an Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless the result of such extension would be that such Interest Period would end on a day in the next following calendar month, in which event such Interest Period shall end on the last preceding Business Day;

(d) any Interest Period which would extend beyond a Repayment Date relating to a Tranche B Loan Advance shall be of such duration that it shall end on that Repayment Date; and

(e) the Borrower and the Facility Agent, with the consent of all Tranche B Lenders, may enter into such arrangements as they may agree for the consolidation or splitting of Tranche B Loan Advances.

11.6 Rate and Payment: The rate of interest payable on a Tranche B Loan Advance for each Interest Period shall be the rate per annum determined by the Facility Agent to be the aggregate of:

(a)  LIBOR; and

(b)  the Margin.

Interest payable under this clause 11.6 shall be calculated on the basis of actual days elapsed (not counting within an Interest Period the last day of that Interest Period) and a year of 360 (three hundred and sixty) days, or otherwise as market convention dictates, and shall be paid on each Tranche B Loan Advance by the Borrower to the Tranche B Lenders in arrears on each Interest Payment Date in the currency applicable to that Tranche B Loan Advance.

11.7 Repayment: Subject to the provisions of this Agreement, the Tranche B Loan Advances shall be repaid by the Borrower in 22 (twenty two) quarterly instalments, in the amounts and on the dates shown below:


---------------------------------------------------------------------------------------------------------------------
                                                               Amounts Repayable (in US$)
                               --------------------------------------------------------------------------------------
                                   Percentage of Aggregate      Percentage of Aggregate    Percentage of Aggregate
                                     Amount of Tranche B          Amount of Tranche B     Amount of Tranche B Loan
        Repayment Dates            Loan Advances Drawn or       Loan Advances Drawn or        Advances Drawn or
                                 Converted into on or prior     Converted into between     Converted into between
                                       to 30 June 2001              1 July 2001 and          1 October  2001 and
                                                                   30 September 2001           31 December 2001
---------------------------------------------------------------------------------------------------------------------
    1  30 June 2001                           5%
---------------------------------------------------------------------------------------------------------------------
    2  30 September 2001                      5%                           5%
---------------------------------------------------------------------------------------------------------------------
    3  31 December 2001                       5%                           5%                         5%
---------------------------------------------------------------------------------------------------------------------
    4  31 March 2002                          5%                           5%                         5%
---------------------------------------------------------------------------------------------------------------------
    5  30 June 2002                           5%                           5%                         5%
---------------------------------------------------------------------------------------------------------------------
    6  30 September 2002                      5%                           5%                         5%
---------------------------------------------------------------------------------------------------------------------
    7  31 December 2002                       5%                           5%                         5%
---------------------------------------------------------------------------------------------------------------------
    8  31 March 2003                          5%                           5%                         5%
---------------------------------------------------------------------------------------------------------------------
    9  30 June 2003                           5%                           5%                         5%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                               Amounts Repayable (in US$)
                               --------------------------------------------------------------------------------------
                                   Percentage of Aggregate      Percentage of Aggregate    Percentage of Aggregate
                                     Amount of Tranche B          Amount of Tranche B     Amount of Tranche B Loan
        Repayment Dates            Loan Advances Drawn or       Loan Advances Drawn or        Advances Drawn or
                                 Converted into on or prior     Converted into between     Converted into between
                                       to 30 June 2001              1 July 2001 and          1 October  2001 and
                                                                   30 September 2001           31 December 2001
---------------------------------------------------------------------------------------------------------------------
   10  30 September 2003                      5%                           5%                         5%
---------------------------------------------------------------------------------------------------------------------
   11  31 December 2003                       5%                           5%                         5%
---------------------------------------------------------------------------------------------------------------------
   12  31 March 2004                          5%                           5%                         5%
---------------------------------------------------------------------------------------------------------------------
   13  30 June 2004                           5%                           5%                         5%
---------------------------------------------------------------------------------------------------------------------
   14  30 September 2004                      5%                           5%                         5%
---------------------------------------------------------------------------------------------------------------------
   15  31 December 2004                       5%                           5%                         5%
---------------------------------------------------------------------------------------------------------------------
   16  31 March 2005                          5%                           5%                         5%
---------------------------------------------------------------------------------------------------------------------
   17  30 June 2005                           5%                           5%                         5%
---------------------------------------------------------------------------------------------------------------------
   18  30 September 2005                      5%                           5%                         5%
---------------------------------------------------------------------------------------------------------------------
   19  31 December 2005                       5%                           5%                         5%
---------------------------------------------------------------------------------------------------------------------
   20  31 March 2006                          5%                           5%                         5%
---------------------------------------------------------------------------------------------------------------------
   21  30 June 2006                                                        5%                         5%
---------------------------------------------------------------------------------------------------------------------
   22  30 September 2006                                                                              5%
---------------------------------------------------------------------------------------------------------------------
             Total                          100%                         100%                       100%
---------------------------------------------------------------------------------------------------------------------

                                  SECTION V:
                              TRANCHE C FACILITY


Tranche C Facility

12.1 Existing BAY Facilities: Throughout the period between the Signing Date and the date immediately preceding the Effective Date, BAY may at its option continue granting or providing on a revolving basis the Existing BAY Facilities on terms and conditions in accordance with its normal banking practice. As from the Effective Date, the Existing BAY Facilities shall be deemed and treated for all purposes and to all intents as part of the Tranche C Commitment, the Tranche C Advance and/or the Tranche C Outstandings, as the case may be, in respect of BAY under the Tranche C Facility and shall, thereafter, be subject to the terms and conditions of this Agreement in all respects.

12.2 Existing TFB Packing Credit Facility: Throughout the period between the Signing Date and the date immediately preceding the Effective Date, TFB may at its option continue granting or providing on a revolving basis the Existing TFB Packing Credit Facility on terms and conditions in accordance with its normal banking practice. As from the Effective Date, the Existing TFB Packing Credit Facility shall be treated for all purposes and to all intents as part of the Tranche C Commitment, the Tranche C Advance and/or the Tranche C Outstandings, as the case may be, in respect of TFB under the Tranche C Facility and shall, thereafter, be subject to the terms and conditions of this Agreement in all respects.

12.3 Conditions Precedent: Subject to satisfaction of the conditions specified in clause 4.2 (Conditions to Facilities), no Tranche C Lender will be obliged to participate in a Tranche C Advance until the following conditions precedent have been satisfied:

(a) on the relevant Drawing Date, no Default has occurred or would occur as a result of making the Tranche C Advance;

(b) each of the representations and warranties mentioned in clause 23.2 (Representations After Signing) remains accurate at the Drawing Date as if given on that date by reference to the facts and circumstances then existing;

(c) the Borrower has given to the relevant Tranche C Lender information relating to the purposes of the Tranche C Advance and the details of supply contracts, letters of credit and/or purchase orders to which the Tranche C Advance relates as such Tranche C Lender may reasonably request, provided that such supply contracts, letters of credit and/or purchase orders contain terms and conditions which are reasonably acceptable to such Tranche C Lender (and where they are not so reasonably acceptable, such Tranche C Lender shall supply its reasons to the Borrower as to why they are not reasonably acceptable); and

(d) the Borrower complies with such Tranche C Lender's normal banking practice in respect of short-term loan and packing credit facilities (including without limitation providing and submitting any supporting documents as reasonably requested by such Tranche C Lender in accordance with its normal banking practice).

12.4 Drawdown: Subject to the provisions of this Agreement, the Borrower may on Business Days during the Availability Period relating to the Tranche C Facility make a request for a Tranche C Advance by notifying the relevant Tranche C Lender in writing not less than 3 (three) Business Days before the proposed Drawing Date. The Borrower shall, on the Drawing Date, provide such Tranche C Lender with a promissory note duly completed and signed by the Borrower as evidence of its indebtedness under such Tranche C Advance in form and content to be prescribed by such Tranche C Lender and/or, if requested by such Tranche C Lender, any other document which may be requested by such Tranche C Lender in accordance with its normal banking practice.

12.5 Limits on Tranche C Advances: No Tranche C Advance may be drawn under the Tranche C Facility if, as a result of drawing such Tranche C Advance, the Total Tranche C Outstandings would exceed the Total Tranche C Commitments.

 Interest

13.1 Interest Period: The duration of each Interest Period for a Tranche C Advance shall be determined in accordance with the normal banking practice of the relevant Tranche C Lender, provided that the first Interest Period shall commence on the Drawing Date of that Tranche C Advance.

13.2 Interest Rate: The rate of interest payable on a Tranche C Advance for each Interest Period shall be the prevailing market rate per annum quoted by the relevant Tranche C Lender from time to time for the provision of general working capital facilities in respect of such currency. Interest payable under this Agreement shall be calculated and determined in accordance with the normal banking practice of such Tranche C Lender and a year of:

(a) in the case of a Tranche C Advance denominated in US dollars, 360 (three hundred and sixty) days;

(b) in the case of a Tranche C Advance denominated in Baht, 365 (three hundred and sixty five) days; and

(c) in the case of a Tranche C Advance denominated in other currencies, such duration as is the normal banking practice of such Tranche C Lender,

or otherwise as market convention dictates, and shall be paid on each Tranche C Advance by the Borrower to such Tranche C Lender in arrears on each Interest Payment Date in the currency applicable to that Tranche C Advance.

 Repayment

14.1 Supply Contracts and Purchase Orders: In respect of a Tranche C Advance drawn for payments under supply contracts and purchase orders which the Borrower is obliged to make, the Borrower shall repay such Tranche C Advance to the relevant Tranche C Lender on either of the following dates, whichever occurs first:

(a) the date falling 180 (one hundred and eighty) days from the relevant Drawing Date; or

(b) the date falling 30 (thirty) days from the relevant shipment date of goods which are the subject matter of such supply contracts and/or purchase orders.

14.2 Letters of Credit: In respect of a Tranche C Advance drawn for payments under letters of credit which the Borrower is obliged to make, the Borrower shall repay such Tranche C Advance to the relevant Tranche C Lender on either of the following dates, whichever occurs first:

(a) the date falling 180 (one hundred and eighty) days from the relevant Drawing Date; or

(b)    the expiry date of the relevant letter of credit.

                                  SECTION VI:
                              TRANCHE D FACILITY


Tranche D Facility

15.1 Conditions Precedent: Subject to satisfaction of the conditions specified in clause 4.2 (Conditions to Facilities), no Tranche D Lender will be obliged to participate in a Tranche D Advance until the following conditions precedent have been satisfied:

(a) on the relevant Drawing Date, no Default has occurred or would occur as a result of making the Tranche D Advance;

(b) each of the representations and warranties mentioned in clause 23.2 (Representations After Signing) remains accurate at the Drawing Date as if given on that date by reference to the facts and circumstances then existing;

(c) a Tranche D Overdraft Agreement has been entered into between the Borrower and the relevant Tranche D Lender and remains in full force and effect on the Drawing Date; and

(d) contemporaneously with such Tranche D Advance, the Borrower complies with the normal banking practice in respect of overdraft credit facilities of the Tranche D Lender participating in such Tranche D Advance.

15.2 Drawdown: Subject to the provisions of this Agreement, the Borrower may, on Business Days during the Availability Period relating to the Tranche D
Facility:

(a)   draw cheques in Baht on; or

(b)   withdraw money from,

the account with a Tranche D Lender which is designated by such Tranche D Lender as the Borrower's overdraft account for the purposes of this Tranche D Facility.

15.3 Limits on Tranche D Advances: No Tranche D Lender will be obliged to permit any drawdown or utilisation of the Tranche D Facility if, as a result of such drawdown or utilisation, the Tranche D Outstandings of such Tranche D Lender would exceed its Tranche D Commitment.

15.4  Interest:

(a) The rate of interest payable on a Tranche D Advance per annum shall be the MOR Average in accordance with the normal banking practice of the relevant Tranche D Lender.

(b) Interest will accrue on the Tranche D Outstandings on a daily basis and shall be due and payable by the Borrower in accordance with the normal banking practice of such Tranche D Lender.

(c) Each Interest Period for Tranche D Advances shall be determined in accordance with the normal banking practice of such Tranche D Lender.

(d) If the Borrower fails to pay accrued interest when due, such interest shall be added to and form part of the Tranche D Advances in accordance with normal banking practice of such Tranche D Lender.

15.5 Repayment: Subject to the provisions of this Agreement, the Borrower may repay the Tranche D Outstandings to the Tranche D Lenders at any time, but shall in any event repay in full all the Tranche D Outstandings on the last Repayment Date of Tranche B Loan Advances specified in clause 11.7 (Repayment).

                                 SECTION VII:
                              TRANCHE E FACILITY


Tranche E Facility

16.1 Conditions Precedent: Subject to satisfaction of the conditions specified in clause 4.2 (Conditions to Facilities), no Tranche E Lender will be obliged to participate in an Issue of a Tranche E Guarantee until the following conditions precedent have been satisfied:

(a) on the relevant Issue Date, no Default has occurred or would occur as a result of the Issue;

(b) each of the representations and warranties mentioned in clause 23.2 (Representations After Signing) remains accurate at the Issue Date as if given on that date by reference to the facts and circumstances then existing; and

(c) the Borrower shall provide the Tranche E Lender issuing the Tranche E Guarantee with information and all supporting documents (to the extent reasonably requested by such Tranche E Lender) relating to the liabilities to be secured by such Tranche E Guarantee which must be in accordance with the provisions of clause 2.2(d) (Purpose), provided that such information and supporting documents shall be reasonably acceptable to such Tranche E Lender (and where they are not so reasonably acceptable, such Tranche E Lender shall supply its reasons to the Borrower as to why they are not reasonably acceptable);

(d) the Borrower has paid guarantee fees which are due and payable in respect of the Tranche E Guarantee; and

(e) form of the Tranche E Guarantee is acceptable to the Tranche E Lender issuing such Tranche E Guarantee.

16.2 Issue of Tranche E Guarantees: Subject to the provisions of this Agreement, the Borrower may, on Business Days during the Availability Period relating to the Tranche E Facility, make a request for an Issue of a Tranche E Guarantee by delivery to a Tranche E Lender not less than 5 (five) Business Days prior to the proposed Issue Date a duly completed request (which shall be irrevocable) in the form to be specified by such Tranche E Lender.

16.3 Limits on Tranche E Guarantees: No Tranche E Lender will be obliged to issue a Tranche E Guarantee if, as a result of such Issue, its Tranche E Guarantee Amount would exceed its Tranche E Commitment.

16.4 Guarantee Fees: The Borrower shall pay a guarantee fee in relation to a Tranche E Guarantee at the rate to be agreed between the Borrower and the relevant Tranche E Lender and such payment shall be made by the Borrower in accordance with the normal banking practice of such Tranche E Lender.

16.5  Indemnification:

(a) If, at any time, any Tranche E Lender is required to pay or pays any amount (such amount being hereinafter referred to as a relevant amount) to any beneficiary pursuant to a Tranche E Guarantee, then an amount equal to such relevant amount shall become immediately due from, and payable by, the Borrower.

(b) The Borrower hereby agrees, in addition to the obligations assumed by it under clause 16.5(a), to pay to each Tranche E Lender the amount paid by it under a Tranche E Guarantee, to indemnify and hold harmless each Tranche E Lender on demand from and against all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from any Tranche E Lender pursuant to any Tranche E Guarantee), losses, damages, expenses and any default interest if such amount is not paid upon demand which such Tranche E Lender at any time incurs or sustains pursuant to each Tranche E Guarantee issued by it. Any sum due and payable under this clause 16.5(b) and clause 16.5(a) which is not paid on the due date shall be subject to default interest at the Default Interest Rate.

(c) A certificate of a Tranche E Lender, as to the amount of the actual liability of, or amount required to be paid by, such Tranche E Lender to discharge any sum due in relation to any Tranche E Guarantee issued by it shall, save for manifest error, be conclusive and binding upon the Borrower for the purposes of this Agreement and be deemed prima facie evidence of the amounts so required to be charged by such Tranche E Lender in any legal action or proceedings arising in connection herewith.

                                 SECTION VIII:
                          PREPAYMENT AND CANCELLATION


Prepayment and Cancellation

17.1 Prepayment of Tranche A Advances: The Borrower may prepay any Tranche A Advance on any Interest Payment Date relating to the Tranche A Facility in whole or in part (in a minimum amount of US$2,000,000 (US$ two million) and in integral multiples thereafter of US$500,000 (US$ five hundred thousand)) together with any breakage costs and other amounts due under clause 26 (Indemnity) provided that:

(a) it has given the Facility Agent not less than 30 (thirty) days' written notice, identifying and stating the amount to be prepaid and the date of such prepayment; and

(b) in addition to any amounts due under clause 26 (Indemnity), the Borrower shall pay to the Tranche A Lenders a fee of 2% (two per cent.) of the amount of the Tranche A Advance being prepaid under this clause, except where:

          (i) the source of funds for making such prepayment derives from cash generated from the conduct and operation of the Borrower's business;

          (ii) the source of funds for making such prepayment derives from moneys paid in for the subscription for shares upon an increase in the capital of the Borrower;

          (iii) such prepayment is made within 30 (thirty) days following the date on which any Tranche A Lender exercises its rights under this Agreement to redenominate any or all of its Tranche A Outstandings or any other amounts payable under the Tranche A Facility into Baht, provided that such prepayment shall be made together with interest accrued thereon (calculated from the date of redenomination up until the date of payment) at the rate to be determined by that Tranche A Lender in accordance with its normal banking practice; or

          (iv) such prepayment is made following the occurrence of any illegality, increased costs or market disruption event set out in clause 22 (Changes in Circumstances).

The prepayment under this clause shall be applied to each Tranche A Lender rateably with the other Tranche A Lender under the Tranche A Facility towards the repayment obligations under clause 7.1 (Repayment) in inverse order of maturity.

17.2 Prepayment of Tranche B Loan Advances: The Borrower may prepay a Tranche B Loan Advance on any Interest Payment Date relating to the Tranche B Facility in whole or in part (in a minimum amount of US$1,000,000 (US$ one million) and in integral multiples thereafter of US$250,000 (US$ two hundred fifty thousand)) together with any breakage costs and other amounts due under clause 26 (Indemnity) provided that:

(a) it has given the Facility Agent not less than 30 (thirty) days' written notice, identifying and stating the amount to be prepaid and the date of such prepayment; and

(b) in addition to any amounts due under clause 26 (Indemnity), the Borrower shall pay to the Tranche B Lenders a fee of 2% (two per cent.) of the amount of the Tranche B Loan Advance being prepaid under this clause, except where:

          (i) the source of funds for making such prepayment derives from cash generated from the conduct and operation of the Borrower's business;

          (ii) the source of funds for making such prepayment derives from moneys paid in for the subscription for shares upon a capital increase of the Borrower;

          (iii) such prepayment is made within 30 (thirty) days following the date on which any Tranche B Lender exercises its rights under this Agreement to redonominate any or all of its Tranche B Outstandings or any other amounts payable under the Tranche B Facilities into Baht, provided that such prepayment shall be made together with interest accrued thereon (calculated from the date of redenomination up until the date of payment) at the rate to be determined by that Tranche B Lender in accordance with its normal banking practice; or

          (iv) such prepayment is made following the occurrence of any illegality, increased costs or market disruption event set out in clause 22 (Changes in Circumstances).

Any prepayment under this clause shall be applied to each Tranche B Lender rateably with the other Tranche B Lender under the Tranche B Loan Facility towards the repayment obligations under clause 11.7 (Repayment) in inverse order of maturity.

17.3 Cancellation: The Borrower may cancel any undrawn or unutilised part of the Tranche A Facility, the Tranche B Facilities, the Tranche C Facility, the Tranche D Facility and/or the Tranche E Facility (in respect of which no Drawing Notice has been served) in whole or in part at any time provided that:

(a) it has given the Facility Agent not less than 30 (thirty) days' written notice stating the principal amount to be cancelled and the date of such cancellation; and

(b) it shall pay to the relevant Lenders a fee of 1.0% (one per cent.) of the principal amount to be cancelled.

For the avoidance of doubt, any cancellation under this clause as a result of a review by the Lenders in accordance with clause 24.2(h) (Guarantor's Shareholding) shall not be subject to any cancellation fee. Any cancellation in part shall be applied against the Tranche A Commitment, the Tranche B Commitments, the Tranche C Commitment, the Tranche D Commitment and/or the Tranche E Commitment (as the case may be) of each relevant Lender pro rata.

Supplementary Provisions Relating to Prepayment and Cancellation

18.1  Additional Right of Prepayment and Cancellation:  If:

(a) the Borrower is required to pay to a Lender any additional amounts under clause 20.1 (Withholdings); or

(b) the Borrower is required to pay to a Lender any amount under clause 22.2 (Increased Costs),

then, without prejudice to the obligations of the Borrower under those clauses, the Borrower may, whilst the circumstances continue, serve a notice of prepayment and cancellation on that Lender through the Facility Agent. On the date falling 5 (five) Business Days after the date of service of the notice, the Borrower shall prepay to such Lender all of that Lender's Outstandings. On prepaying a Lender's Outstandings under this clause, the Borrower shall pay to the relevant Lender accrued interest together with all other amounts due to that Lender (including any breakage costs or other amount payable under the indemnity contained in clause 26 (Indemnity)).

18.2 Irrevocability: Any notice under clause 17.1 (Prepayment of Tranche A Advances), 17.2 (Prepayment of Tranche B Loan Advances), 17.3 (Cancellation), or
18.1 (Additional Right of Prepayment and Cancellation) shall be irrevocable.
The amount of any prepayment under clause 17 (Prepayment and Cancellation) shall become due and payable on the date specified in the relevant notice. No amount cancelled under clause 17.3 (Cancellation) or 18.1 (Additional Right of Prepayment and Cancellation) may subsequently be reinstated.

18.3 Redrawing: Any amount which is prepaid under clause 17.1 (Prepayment of Tranche A Advances), 17.2 (Prepayment of Tranche B Loan Advances), or 18.1 (Additional Right of Prepayment and Cancellation) in respect of a Tranche A Advance or a Tranche B Advance may not be redrawn.

18.4 Limitation: No Borrower shall be entitled to prepay Advances or any part of them or cancel the Tranche A Facility or the Tranche B Facilities in whole or in part otherwise than as specifically provided in this Agreement.

                                  SECTION IX:
                     PAYMENTS, TAXES AND DEFAULT INTEREST


Payment

19.1   Payments:  All payments under this Agreement shall be made as follows:

(a) in the case of payments by the Borrower, directly to the account of the relevant Lender at such bank as it may notify to the Borrower; and

(b) in the case of payments by a Lender, directly to the account of the Borrower at such bank as it may notify to the Lenders.

19.2 No Set-off or Counterclaim: All payments made by the Borrower under this Agreement shall be made without any set-off or counterclaim.

19.3 Date: If any payment would otherwise be due on a day which is not a Business Day, it shall be due on the next succeeding Business Day unless the result of such an extension would be that such payment would be due on a day in the following calendar month, in which event such payment shall be due on the last preceding Business Day.

19.4 Judgment Currency: If, under any applicable Law, whether as a result of a judgment against the Borrower or the liquidation of the Borrower or for any other reason, any payment under or in connection with this Agreement is made or is recovered in a currency (the other currency) other than that it is required to be paid hereunder (the original currency), then, to the extent that the payment to any Finance Party (when converted at the rate of exchange on the date of payment or, in the case of a liquidation, the latest date for the determination of liabilities permitted by the applicable Law) falls short of the amount unpaid under this Agreement, the Borrower shall, as a separate and independent obligation, fully indemnify that Finance Party against the amount of the shortfall.

Taxes

20.1 Withholdings: All payments by the Borrower under this Agreement, whether in respect of principal, interest, fees or any other item, shall be made in full without any deduction or withholding in respect of Tax or otherwise unless the deduction or withholding is required by Law. If such a deduction or withholding is required or if any deduction or withholding in respect of Tax or otherwise falls to be made in respect of any payment to any Finance Party under this
Agreement:

(a) the Borrower shall ensure that the deduction or withholding does not exceed the minimum amount legally required;

(b) the Borrower shall forthwith pay directly to the relevant Finance Party an additional amount calculated to ensure that the net amount received by that Finance Party (taking into account any deduction or withholding required on such additional amounts) will equal the full amount which would have been received by it had no such deduction or withholding been made; and

(c) the Borrower shall furnish to the Facility Agent on behalf of that Finance Party, within the period for payment permitted by the relevant Law, either:

          (i) a copy of an official receipt of the relevant taxation or other authorities involved in respect of all amounts so deducted or withheld; or

          (ii) if such receipts are not issued by the taxation or other authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding.

20.2 Tax Indemnity: Without prejudice to clause 20.1 (Withholdings), if any Finance Party is required to make any payment of or on account of Tax in respect of any payments received or made hereunder, the Borrower shall upon demand of the Facility Agent promptly indemnify that Finance Party against such Tax (together with any interest, penalties, costs and expenses payable or incurred in connection therewith, but only to the extent that such interest, penalties, costs and expenses arise from the Borrower's failure or delay to so promptly indemnify), provided that this clause 20.2 shall not apply to any Tax on the overall net income of a Finance Party (or the overall net income of a division or branch of a Finance Party) in the jurisdiction in which it is incorporated or its Facility Office is located.

20.3 Value Added Tax: The amounts stated in this Agreement to be payable by the Borrower are exclusive of value added tax (VAT) which may be chargeable in connection with those amounts. If any VAT or other similar tax is so chargeable, it shall be paid by the Borrower at the same time as it pays the relevant amounts.

Default Interest

21.    If:

(a)    an Event of Default under clause 25.1(a) (Non-payment) has occurred; or

(b) any other Event of Default has occurred and the Facility Agent and/or the Security Agent, as the case may be, has delivered any notice to the Borrower as specified in clause 25.2 (Action on Event of Default), the Borrower shall pay interest in the currency in which such amount is denominated on all the outstanding Advances, whether or not due, at the Default Interest Rate. Interest under this clause 21 (Default Interest) shall accrue daily on the basis of a year of 360 (three hundred and sixty) days in the case of amounts payable in US dollars and a year of 365 (three hundred and sixty five) days in the case of amounts payable in Baht and be calculated from the due date until the date of actual payment.

With the exception of interest payable under clause 15.4 (Interest) in respect of Tranche D Advances, if any interest on any Advance is unpaid for not less than one year, it will be added to that Advance and the whole shall bear interest at the rates provided in this clause.

                                  SECTION X:
                           CHANGES IN CIRCUMSTANCES


Changes in Circumstances

22.1 Illegality: Where the introduction, imposition or variation of any Law or any change in the interpretation or application of any Law makes it unlawful or impractical without breaching such Law for any Lender to allow all or part of its participation in the Facilities to remain outstanding or to fund all or part of its participation in any of the Facilities, as the case may be, or to carry out all or any of its other obligations under this Agreement or to charge or receive interest at the rate applicable under this Agreement, upon that Lender (following its consultation with the other Lender) notifying the Facility Agent:

(a) the Facility Agent shall notify the Borrower and that Lender's Commitment shall forthwith be reduced to the extent necessary to cure such illegality;

(b) the Borrower shall, at the end of the relevant Interest Period or, if such event would make it so unlawful or impractical prior to the end of the relevant Interest Period, on the date as required by Law, prepay to that Lender all of that Lender's participation in the Facilities together with interest accrued thereon to the date of prepayment without any prepayment fee.

22.2 Increased Costs: Subject to clause 22.3 (Increased Costs - Exceptions), where any Finance Party determines that the enactment, introduction or variation of any Law or any change in the interpretation or application of any Law, in each case, occurring after the Signing Date, (including, without limitation, any such Law relating to a change in the currency of a country, taxation, reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements and/or any other form of banking, fiscal, monetary or regulatory controls) would cause it to incur or suffer an increased cost, such Finance Party shall, following its consultation with the other Finance Parties, notify the Facility Agent upon its becoming aware of such event and the Borrower shall forthwith on demand pay to that Finance Party, such amounts as such Finance Party from time to time certifies to the Facility Agent to be necessary to indemnify it against such increased cost. The Borrower may also prepay to that Finance Party any Advance which has been affected by such increased cost together with interest accrued thereon to the date of prepayment without any prepayment fee.

In this Agreement increased cost means:

(a) any direct or indirect additional cost to a Finance Party of making, maintaining or funding its Commitment or performing its obligations under the Financing Documents; or

(b) any direct or indirect cost or loss incurred or suffered by a Finance Party in connection with the reduction of the amount of any sum received or receivable by it or its effective rate of return in respect of its Commitment or its Outstandings; or

(c) any direct or indirect cost or loss incurred or suffered by a Finance Party arising out of any requirement for a Finance Party to make any payment or suffer any Tax, cost or loss of relief or other benefits, or forgo any interest on, or calculated by reference to, any sum received or receivable by such Finance Party under this Agreement; or

(d) any direct or indirect cost or loss incurred or suffered by a Finance Party in connection with the reduction of the rate of return to such Finance Party on its overall capital or on any class of its capital as a result of any change in the amount or nature of the capital resources required to be allocated in respect of such Lender's Commitment.

22.3 Increased Costs - Exceptions: The Borrower shall not be obliged to make any payment under clause 22.2 (Increased Costs) to the extent that the payment is:

(a) one in respect of which the Finance Party is entitled to be compensated under any other provision of this Agreement; or

(b) attributable to any Tax on or any change in the rate of Tax on the overall net income of that Finance Party (or the overall net income of a division or branch of that Finance Party) in the jurisdiction in which it is incorporated or its Facility Office is located; or

(c) attributable to any change in the Facility Office or principal office of any Finance Party.

22.4 Mitigation: If any of clauses 20.1 (Withholdings), 20.2 (Tax Indemnity) or 22.2 (Increased Costs) operates in relation to any Finance Party to the detriment of the Borrower:

(a) such Finance Party shall, upon the request of the Borrower, enter into discussions with the Borrower with a view to determining what mitigating action might be taken by such Finance Party; and

(b) at the request of the Borrower, the Facility Agent will enter into discussions with the Borrower with a view to determining what mitigating action might be taken by the Facility Agent with respect to the administration of this Agreement by the Facility Agent.

22.5   Market Disruption:  If, in relation to any Advance:

(a) the Facility Agent is notified by any Lender that, by reason of circumstances affecting the Bangkok inter-bank market generally or the London inter-bank market generally, reasonable and adequate means do not or will not exist for ascertaining MOR Average or LIBOR, respectively, for the forthcoming Interest Period;

(b) the Facility Agent is notified by any Lender that deposits in US dollars are not in the ordinary course of business available in the London inter-bank market generally for a period equal to any forthcoming Interest Period in amounts sufficient to fund its participation in any Advance; or

(c) the Facility Agent is notified by Lenders (the Affected Lenders) whose Commitments aggregate more than 30% (thirty per cent.) of the Total Commitments that LIBOR applicable to any Advance does not represent their effective cost of funding their participations in such Advance during the forthcoming Interest Period, in which case the Facility Agent shall forthwith notify the Borrower and each Lender, and:

          (i) no further Advances shall be made while such circumstances continue to exist;

          (ii) if, within 30 (thirty) days of the giving of the notice, the Borrower and the Facility Agent (in consultation with the Lenders or, in the case of (c), the Affected Lenders) fail to arrive, by negotiation in good faith, at an alternative basis acceptable to the Borrower and the Lenders for continuing the Facilities or the participations of the Affected Lenders (and any alternative basis agreed in writing shall be retroactive to and effective from the commencement of the relevant Interest Period), the Borrower shall prepay without any prepayment fee to the Lenders any or all part of the Total Outstandings or, in the case of (c), the participations of the Affected Lenders within 30 (thirty) days after the end of such 30 (thirty) day period together with accrued interest payable to each Lender or Affected Lender at a rate equal to the Margin plus the aggregate of the amounts certified by such Lender or Affected Lender, and notified through the Facility Agent to the Borrower, as being the cost to that Lender of continuing its Outstandings during the two periods referred to in this paragraph; and

          (iii) while any agreed alternative basis is in force, the Facility Agent in consultation with the Lenders or, in the case of (c), the Affected Lenders, shall periodically (but at least monthly) determine whether circumstances are such that the basis is no longer necessary; and if the Facility Agent so determines, it shall forthwith notify the Borrower and each Lender and that basis shall cease to be effective on a date specified by the Facility Agent after consultation with the Lenders.

                                  SECTION XI:
                       REPRESENTATIONS AND UNDERTAKINGS


Representations and Warranties

23.1 Representations On Signing: The Borrower acknowledges that each of the Finance Parties has entered into the Financing Documents and participated in the syndication of the Facilities in full reliance on representations by the Borrower in the following terms, and the Borrower now warrants to each of the Finance Parties that:

(a) Status: it is duly incorporated with limited liability and validly existing under the Laws of the Kingdom of Thailand;

(b) Powers and authorisations: the documents which contain or establish its constitution include provisions which give power, and all necessary corporate authority has been obtained and action taken, for it to own its assets, carry on its business and operations as they are now being conducted, to sign and deliver, and perform the transactions contemplated in, the Financing Documents to which it is a party, and the Financing Documents to which it is a party constitute valid and binding obligations of it enforceable in accordance with their terms (except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally);

(c) Non-violation: neither the signing and delivery of the Financing Documents to which it is a party nor the performance of any of the transactions contemplated in any of them does or will contravene or constitute a default under, or cause to be exceeded, any limitation on it or the powers of its directors imposed by or contained in:

          (i)    any Law by which it or any of its assets is bound or affected;

          (ii)   any document which contains or establishes its constitution; or

          (iii) any agreement to which it or any of its Subsidiaries is a party or by which any of its or their assets is bound;

(d) Consents: with the exception of the possible liability to stamp the originals of this Agreement, the Tranche D Overdraft Agreement, the Tranche B Letters of Credit and the registration of the Land and Building Mortgage Agreement, no authorisation, approval, consent, licence, exemption, registration, recording, filing or notarisation and no payment of any duty or tax and no other action whatsoever which has not been duly and unconditionally obtained, made or taken is necessary or desirable to ensure the validity, legality, enforceability or priority of the liabilities and obligations of it or the rights of each of the Finance Parties under the Financing Documents;

(e) No default: no event has occurred which constitutes, or which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute, a contravention of, or default under, any agreement or instrument by which it or any of its assets is bound or affected, being a contravention or default which might have a Material Adverse Effect on the business, assets or condition of it;

(f) Litigation: no litigation, arbitration or administrative proceeding or claim, which could by itself or together with any other such proceedings or claims have a Material Adverse Effect, is presently in progress or pending or, to the knowledge of the Borrower, threatened against it or any of its assets;

(g) Tax liabilities: all necessary returns have been delivered by or on behalf of it to the relevant taxation authorities and it is not in default in the payment of any Taxes, and no material claim is being asserted with respect to Taxes which is not disclosed in the most recent financial statements of the Borrower;

(h) Accounts: the audited financial statements (including the income statement, balance sheet and cash flow statement) of the Borrower for the period ending 24 November 1999 have been prepared on a basis consistently applied in accordance with generally accepted accounting principles and practices in Thailand and give a true and fair view of the results of its operations for that year and the state of its affairs at that date, and in particular accurately disclose or reserve against all the liabilities (actual or contingent) of it;

(i) Material adverse change: there has been no material adverse change in its consolidated financial condition since the date referred to in paragraph
       (h) (Accounts) above;

(j) No security: other than the Permitted Security Interests, none of its assets is affected by any Security Interest, and it is not a party to, nor is it or any of its assets bound by, any order, agreement or instrument under which it is, or in certain events may be, required to create, assume or permit to arise any Security Interest;

(k) Information: as and when delivered to the Finance Parties, all financial and other information in respect of the Borrower and its business operations is true and accurate in all material respects and all expressions of expectation, intention, belief and opinion contained therein were prepared and made on reasonable grounds after due and careful enquiry by the Borrower;

(l) Affiliates: all agreements, transactions or arrangements with any of its affiliates, Subsidiaries or related parties (including any Subsidiary of the Guarantor) are in the ordinary course of its business and on arm's length commercial terms;

(m) Parent Guarantee and Security Documents: subject to the qualifications in the legal opinions referred to in paragraphs (9) and (10) of Schedule 2 (Conditions Precedent Documents to Facilities) of this Agreement, each of the Parent Guarantee and the Security Documents will upon execution be enforceable in accordance with the terms thereof; and

(n)    Applicable Laws:  it is in full compliance with all applicable Laws.

23.2 Representations After Signing: The Borrower shall be deemed to represent and warrant to each of the Finance Parties on every Drawing Date, Issue Date or Conversion Date and on the first day of any Interest Period, with reference to the facts and circumstances then subsisting, that each of the representations and warranties given by them contained in clause 23.1 (Representations On Signing) (other than in the case of paragraph (h) (Accounts) referring to the then most recent financial statements of the Borrower) remains true, accurate and correct.

Undertakings

24.1 Accounts and Information: The Borrower undertakes with each of the Finance Parties that, from the Signing Date until all its liabilities and obligations under the Financing Documents have been permanently and unconditionally discharged:

(a) Preparation of accounts: it will prepare the financial statements referred to in paragraph (b) (Information) below on a basis consistently applied in accordance with the Accounting Principles and those financial statements shall give a true and fair view of the results of its operations for the period in question and the state of its affairs as at the date to which the financial statements are made up;

(b) Information: it will deliver to the Facility Agent in sufficient numbers for each of the Lenders:

          (i) as soon as they become available (and in any event within 60 (sixty) days of the end of each of its financial periods) copies of its consolidated annual (audited) financial statements for that period which shall contain an income statement, a balance sheet and a cash flow statement and be audited and certified by a firm of independent accountants of recognised international standing;

          (ii) as soon as they become available (and in any event within 45 (forty five) days of the end of each of its first three quarters of each of its financial periods) copies of its consolidated quarterly (unaudited) financial statements for that quarter which shall contain an income statement, a balance sheet and a cash flow statement;

          (iii) with each set of financial statements delivered under paragraphs (i) and (ii) above, a certificate of the Borrower setting out in reasonable detail computations establishing compliance with clause 24.4 (Financial Covenants) in form and content satisfactory to the Facility Agent;

          (iv) promptly, all notices or other documents despatched by the Borrower to its shareholders (or any class thereof), the holders of any debt securities or its creditors generally, provided that such notices or documents contain information which, if disclosed to the Lenders, may render the Lenders to determine that the Obligor's ability to observe or perform its obligations under the Financing Documents would be materially and adversely affected; and

          (v) promptly, such additional financial or other information as the Facility Agent may from time to time reasonably request;

(c) Details of bank accounts: on the last Business Day of March of each calendar year, it will deliver to the Facility Agent a letter signed by its authorised persons setting out details of all bank accounts which the Borrower has at such time and such letter shall be in form and content reasonably satisfactory to the Facility Agent and shall include such matters as the balances standing in each bank account, the types of accounts and the financial institutions with which such accounts have been opened, the first letter of which shall be so delivered by the Borrower on the last Business Day of March 2002; and

(d) Accounting date and auditor: it will inform the Facility Agent immediately after it proceeds with the change of the date of its financial year end from 24 November or the change of its auditor and, in the case of change in its auditor, it will use its best efforts to appoint a substitute or replacement auditor of recognised international standing.

24.2 General Undertakings: The Borrower undertakes with each of the Finance Parties that, from the Signing Date until all its liabilities and obligations under the Financing Documents have been permanently and unconditionally discharged:

(a) Consents: it will obtain and promptly renew from time to time any authorisation, approval, consent, licence, exemption, registration, recording, filing or notarisation as may be necessary or desirable to ensure the validity, enforceability or priority of the liabilities and obligations of it or the rights of each of the Finance Parties under the Financing Documents to which it is a party and it shall comply with the terms of the same;

(b) Compliance with Laws: it will promptly comply with all Laws and ensure that its business operations are implemented in compliance with all applicable standards, regulations and orders (including environmental regulations, standards and orders);

(c) Default: if it becomes aware of the occurrence of a Default, it will forthwith notify the Facility Agent and provide the Facility Agent with full details of any steps which it is taking, or is considering taking, in order to remedy or mitigate the effect of the Default or otherwise in connection with it;

(d) Litigation: promptly after becoming aware of the same, inform the Facility Agent of details of any litigation, arbitration or administrative proceeding or claim of the kind described in clause 23.1(f) (Litigation) and keep the Facility Agent informed from time to time of progress of such proceeding;

(e) Insurance: it will procure that there is in effect adequate insurance cover over its assets of a type and in an amount which is consistent with good business practice in the electronic manufacturing industry and that it maintains such insurance with reputable and creditworthy insurance companies and that the Lenders are named as co-insured and sole loss payee on each such insurance policy;

(f) Pari passu ranking: it will procure that the rights of the Finance Parties to recover any sums outstanding under this Agreement rank at least pari passu with the rights of all its existing and future unsecured lenders and creditors;

(g) Export-Import Bank of Thailand: within 3 (three) Business Days after the Effective Date, it will issue a notice, which shall be in form and content reasonably satisfactory to the Facility Agent, to the Export-Import Bank of Thailand informing the Export-Import Bank of Thailand that the Lenders now become lenders to the Borrower pursuant to the terms of this Agreement and arrange for the Export-Import Bank of Thailand to acknowledge in writing the terms of such notice and forward the same to the Facility Agent within 10 (ten) Business Days after the Effective Date;

(h) Guarantor's shareholding: it will promptly inform the Lenders through the Facility Agent in writing if the shareholding percentage of the Guarantor in the share capital of the Borrower falls below 75% (seventy five per cent.) of the total issued share capital, in which case the Lenders shall have the right to review the availability of any of the Facilities, provided always that any reduction, cancellation or termination of any of the Facilities as a result of such review may not take effect within 3 (three) months after the Guarantor's shareholding percentage in the share capital of the Borrower falls below 75% (seventy five per cent.) of the total issued share capital;

(i) Security Documents: unless otherwise agreed in writing by the Lenders, it will, at its own cost and expense:

          (i) within 15 (fifteen) Business Days from the first Drawing Date under the Tranche A Facility, execute the Land and Building Mortgages Agreement and the Machinery Mortgage Agreement and complete in favour of the Lenders and the Security Agent the registration of all mortgages over all of the land, buildings and machinery described in paragraphs (1), (2), (3) and (4) of
                  Schedule 7 (List of Asset and Property to be Granted as Security);

          (ii) within 15 (fifteen) Business Days from the Effective Date, execute the General Pledge Agreement; and

          (iii) as soon as legally and practically possible and within the reasonable period to be specified from time to time by the Security Agent, arrange for the pledge and registration of mortgage over assets and property described in paragraph (5) of Schedule 7 (List of Asset and Property to be Granted as Security);

(j) Access: upon reasonable notice being given to the Borrower by the Facility Agent, permit the Finance Parties and any person (being an accountant, auditor, lawyer, valuer or other professional advisor of the Facility Agent) authorised by the Facility Agent to have upon its reasonable request and at all reasonable times during normal business hours, access to any of its assets, premises, accounting books and records and to discuss its affairs, finances and accounts with, and to be advised as to the same by, its respective officers at such reasonable times and intervals as the Finance Parties may designate;

(k) Hedging transaction: other than indebtedness under clause 24.3(c)(v) (Indebtedness), it will obtain the prior written consent of the Lenders before it enters into any foreign currency, interest rate or other swap, option, forward purchase or sale, or similar hedging transaction with any party other than the Lenders;

(l) Debt Service Reserve Accounts: throughout the 15 (fifteen) day period prior to each Repayment Date, it will maintain in all Debt Service Reserve Accounts an amount which in aggregate is equal to the aggregate of all scheduled interest and principal payments in respect of the Tranche A Facility and the Tranche B Facilities which fall due on such Repayment Date and it will provide the Facility Agent with the following documents in relation to the Debt Service Reserve Accounts:

          (i) on the date falling 16 (sixteen) days before each Repayment Date, computer printouts of account balances showing the aggregate amount of all balances then standing in all Debt Service Reserve Accounts; and

          (ii) at any time following the date in paragraph (i) above, bank statements showing the aggregate amount of all balances standing in all Debt Service Reserve Accounts as at the date referred to in paragraph (i) above;

(m) Confirmation of indebtedness amount: on the last Business Day of March of each calendar year, it will deliver to the Facility Agent a letter of confirmation signed by its authorised persons confirming each amount of indebtedness and liability (whether actual or contingent) which is in excess of US$1,000,000 (US$ one million) (or its equivalent in other currencies) which the Borrower has as at that time with any person (including without limitation any financial institution and trade creditor) and such letter of confirmation shall be in form and content reasonably satisfactory to the Facility Agent and shall include such matters as the outstanding amounts of principal, interest and default interest (if any) and the identity of each of such creditor, the first letter of which shall be so delivered to the Facility Agent on the last Business Day of March 2002;

(n) ACT Loan Agreement: within 6 (six) calendar months from the Signing Date, it will, and procures that the Guarantor will, complete the conversion of US$10,500,000 (US$ ten million five hundred thousand) outstanding loan due under the ACT Loan Agreement into its share capital (the debt-to-equity conversion) and it will:

         (i) during such 6 (six) calendar months, not repay any amount (whether it be principal, interest or otherwise) payable under or in connection with the ACT Loan Agreement to the Guarantor or any other person, except for repayment made for the purposes of the debt-to-equity conversion;

         (ii) during such 6 (six) calendar months, inform in writing the progress of the debt-to-equity conversion whenever the Lenders reasonably request; and

         (iii) whenever the debt-to-equity conversion is completed, provide written evidence reasonably satisfactory to the Facility Agent demonstrating such completion;

(o) Paid-Up capital: within 24 November 2002, it will procure that the amount of its equity shall be more than 50% (fifty per cent.) of the amount of its share capital then paid-in and, at all times thereafter, maintain that the amount of its equity shall be more than 50% (fifty per cent.) of the amount of its share capital then paid-in at such time, and provide the Facility Agent with any written evidence showing payment of each of such paid-in share capital within the period to be reasonably specified by the Facility Agent; for the purposes of this clause 24.2(o), the term "equity" shall mean paid-in share capital plus (i) share premium, (ii) undistributed profits after deduction of retained loss (if any), and (iii) legal reserves;

(p) Bank accounts: it will obtain the prior written consent of the Lenders before it opens any bank account other than those disclosed to the Finance Parties as part of Schedule 2 (Conditions Precedent Document to Facilities) and in Schedule 8 (List of Bank Accounts);

(q) BoT Announcements: it will, at its own cost and expense, carry out or cause to be carried out, any appraisal or re-appraisal of the value of the Security as may be necessary or expedient for the Finance Parties to comply with the BoT Announcements;

(r) Amendment to Guarantor Credit Agreement: it will inform the Facility Agent in advance of any proposed amendment to the Guarantor Credit Agreement which would be likely to have any adverse effect on it, its assets or operations or otherwise, or on the rights or obligations of the Lenders under the Financing Documents and:

         (i) it will ensure that such proposed amendment will not adversely affect the rights or obligations of the Lenders under the Financing Documents or would be likely to have a Material Adverse Effect; and

           (ii) where such proposed amendment is of the nature which allows the Lenders to restrict or prohibit the Borrower from:

                  (A) transferring any of its assets to the Guarantor or any Subsidiary of Guarantor;

                  (B) making loans to the Guarantor or any Subsidiary of Guarantor; and/or

                  (C) granting any Security Interest over the whole or any part of its present or future property, assets or revenues to secure its own obligations (if any) under the Guarantor Credit Agreement, the Borrower shall agree to amend this Agreement such that any restriction or prohibition relating to any or all of the matters referred to in paragraphs (A), (B) and/or (C) above will be included in, and imposed on the Borrower under, this Agreement;

(s) Notice of Meeting: at any time when a notice to convene a meeting of the board of directors of the Borrower to consider paying dividends or other distributions to its shareholders is issued, it will on the next Business Day notify the Facility Agent of details of such proposed meeting and will at any time thereafter provide the Facility Agent with any other information relating to such payment of dividends or other distributions as the Facility Agent may from time to time reasonably request; and

(t) Guarantor Credit Agreement/Guarantor Collateral Agreement: within 10 (ten) Business Days after the Effective Date, it will deliver to the Facility Agent 2 (two) sets of copies of the executed versions of the Guarantor Credit Agreement and the Guarantor Collateral Agreement.

24.3 Negative Undertakings: The Borrower undertakes with each of the Finance Parties that, from the Signing Date until all its liabilities and obligations under the Financing Documents have been permanently and unconditionally discharged:

(a)  Security: except for the Permitted Security Interest, it will not:

           (i) create or permit to subsist any Security Interest on the whole or any part of its present or future property, assets or revenues;

           (ii) sell or otherwise dispose of any of its assets on terms whereby such property or asset is or may be leased to or re-acquired or acquired by it;

           (iii) sell or otherwise dispose of any of its receivables on recourse terms except for the discounting of bills or notes in the ordinary course of business;

(b) Disposals: it will not, either in a single transaction or in a series of transactions whether related or not, sell, transfer, lease or otherwise dispose of all or any substantial part of its property or assets except that the following shall not be taken into account:

         (i)   disposals made with the prior written consent of the Lenders;

         (ii) disposals of obsolete, scrap or surplus equipment and excess inventory;

         (iii) disposals of property or assets (including repayment of loans) made in its ordinary course of business and having an aggregate value of less than Baht 5,000,000 (Baht five million) (or its equivalent in other currencies) in any period of 12 (twelve) months;

         (iv) disposals of property or assets in exchange for other property or assets comparable as to the type and value, and

         (v) transfers of its assets to the Guarantor or any Subsidiary of Guarantor,

     provided always that:

               (A) any disposals of obsolete, scrap or surplus equipment or excess inventory in excess of US$1,000,000 (US$ one million) (or its equivalent in other currencies) and any disposals of any machinery owned by the Borrower, which fall within the exceptions in paragraphs (ii), (iii) and (iv) above shall be informed in writing by the Borrower to the Facility Agent in advance of each of such disposals; and

               (B) any transfers referred to in paragraph (v) above shall be informed in writing by the Borrower to the Facility Agent at least 45 (forty five) days in advance of each of such transfers;

(c) Indebtedness: it will not incur any debt or other indebtedness nor give any guarantee, indemnity or similar assurance in respect of any third party (whether actual or contingent, direct or indirect), except for:

         (i)   the indebtedness to the Lenders under this Agreement;

         (ii) indebtedness incurred as part of any trade credit with its suppliers of raw materials or goods in the ordinary course of business;

         (iii) indebtedness other than (ii) incurred in the ordinary course of business;

         (iv) indebtedness incurred in the course of normal and reasonable staff welfare arrangements; or

         (v) indebtedness incurred in the sound and prudent currency and interest rate protection arrangements,

     provided always that the aggregate amount of indebtedness as specified in paragraphs (iii) - (v) inclusive of this clause 24.3(c) shall not exceed

     US$1,000,000 (US$ one million) (or its equivalent in other currencies) which amount shall be subject to a review on an annual basis by the Lenders;

(d) No loan: it will not grant, make or permit to subsist any further loans or additional financial assistance to any of its Subsidiaries (or arrangements in the nature of or analogous to a loan, including without limitation, any guarantee or obligation in the nature of or analogous to a guarantee) or to any of the directors or the shareholders of the Borrower or to persons connected with any of them or to any third party, except for:

         (i) the loans already granted or made by the Borrower to its Subsidiaries up until the Signing Date and disclosed as part of Schedule 2 (Conditions Precedent Documents to Facilities); or

         (ii) loans to the Guarantor or any Subsidiary of Guarantor made upon no less than 45 (forty five) days written notice thereof by the Borrower to the Facility Agent;

(e) Dividends: it will not pay any dividend or other distribution to its shareholders until the aggregate amount of the Total Tranche A Outstandings and the Total Tranche B Loan Outstandings owed by it to the Lenders at such time equals or is less than US$10,500,000;

(f) Investment in Subsidiaries: other than the investments which have already been made by it in its Subsidiaries up until the Signing Date and disclosed as part of Schedule 2 (Conditions Precedent Documents to Facilities), it shall not make any further investment in the Subsidiaries in excess of US$2,000,000 (US$ two million) (or its equivalent in other currencies) in aggregate without the prior written consent of the Lenders;

(g) Investment in certain assets: it will not purchase or make any investment in any of the following assets:

         (i)   land;

         (ii)  buildings; and

         (iii) machinery not to be used or owned by itself,

     except where such purchase or investment is made as part of improvements or expansions of the existing land or buildings with a view to promoting or expanding its existing business engaged in as at the Signing Date;

(h) Merger: it will not directly or indirectly consolidate with or merge into any other person or permit any other person to consolidate with or merge into it without the prior written consent of the Lenders (which shall not be unreasonably withheld);

(i) No transaction with affiliates: it will not, except as otherwise provided in this Agreement, enter into any agreement, transaction or arrangement with any of its affiliates, Subsidiaries or related parties (including any Subsidiary of the Guarantor) other than in the ordinary course of its business or on arm's length commercial terms;

(j) Alteration of Articles: it will not alter, or agree to alter, its memorandum of association or articles of association in any manner prejudicial to, or which may, in the reasonable opinion of the Facility Agent upon consultation with the Borrower, adversely affect the rights of the Finance Parties under the Financing Documents;

(k) Reduction of capital: it will not permit any reduction in its registered capital; and

(l) Financing Documents: it will not take or omit to take any action the taking or omission of which might otherwise result in the material alteration or impairment of any of its obligations or the rights of the Finance Parties under the Financing Documents.

24.4 Financial Covenants: The Borrower undertakes with each Finance Party that from the Signing Date until all its liabilities and obligations under the Financing Documents have been permanently and unconditionally discharged, it shall procure that:

(a) Debt Service Coverage Ratio: its Debt Service Coverage Ratio shall at all times exceed the ratio of 1:1; and

(b)  Debt to Equity Ratio: its Debt to Equity Ratio shall be as follows:

         (i) throughout the period commencing on 1 January 2002 and ending on 24 November 2002, not more than 10:1;

         (ii) at any time as from 25 November 2002, to be reduced such that it shall be not more than 10:1 and, as at 24 November 2003, not more than 4:1;

         (iii) at any time as from 25 November 2003, to be reduced such that it shall be not more than 4:1 and, as at 24 November 2004, not more than 3:1; and

         (iv) at any time as from 25 November 2004, to be reduced such that it shall be not more than 3:1 and, as at 25 November 2005 and thereafter, not more than 2:1.

For the avoidance of doubt, the financial ratio covenants set out in this clause
24.4 shall supersede the financial ratio covenants set out in a credit facilities agreement dated 9 October 1996 (together with all supplemental and amendment agreement thereof) between the Borrower (formerly named "GSS/Array Technology Public Company Limited"), TFB as security agent, The Siam Commercial Bank Public Company Limited as facility agent and the lenders named therein (including TFB), and with effect from the Signing Date, this clause 24.4 shall apply to all the Parties hereto (including without limitation TFB and the Borrower) as regards its agreement on the financial ratio covenants imposed on the Borrower.

                                 SECTION XII:
                             DEFAULT AND INDEMNITY


Default

25.1 Event of Default: Each of the following events shall constitute an Event of Default:

(a) Non-payment: the Borrower fails to pay any amount due under any Financing Document on the due date or on demand, if so payable, under the relevant Financing Documents;

(b) Breach of obligations: the Borrower fails to observe or perform any of its other obligations under the Financing Documents or under any undertaking or arrangement entered into in connection therewith (other than an obligation of the type referred to in clause 25.1(a) (Non-Payment)) and, in the case of a failure capable of being remedied, it has not been remedied to the Majority Lenders' satisfaction within 30 (thirty) days after the date of such failure;

(c) Misrepresentation: any representation, warranty or statement which is made (or deemed or acknowledged to have been made) by any Obligor in any of the Financing Documents or which is contained in any certificate, statement, or notice provided under or in connection with any of the Financing Documents proves to be incorrect, or if repeated at any time with reference to the facts and circumstances subsisting at such time, would not be accurate;

(d) Invalidity: any provision of any of the Financing Documents is or becomes, for any reason, invalid or unenforceable or is alleged by any Obligor to be invalid or unenforceable;

(e) Cessation of business: the Borrower changes the nature or scope of its business, suspends a substantial part of the present business operations which it now conducts directly or indirectly, or any governmental authority expropriates all or part of its assets and the result of any of the foregoing will, in the reasonable determination of the Majority Lenders upon consultation with the Borrower, materially and adversely affect the financial condition of the Borrower or the Borrower's ability to observe or perform its obligations under this Agreement;

(f)  Cross-default:

         (i) any indebtedness of the Borrower (taken together) in aggregate of no less than Baht 5,000,000 (five million) (or its equivalent in other currencies) becomes due or capable of being declared due before its stated maturity or is not paid on maturity or on demand (if so payable);

         (ii) any indebtedness of the Borrower in the form of a guarantee (taken together) in aggregate of no less than Baht 5,000,000 (Baht five million)

               (or its equivalent in other currencies) is not discharged at maturity or when called; or

         (iii) the Borrower goes into default under, or commits a breach of, any instrument or agreement relating to any indebtedness set out in paragraph (i) and/or (ii) above,

     provided always that paragraph (i) above shall not include any indebtedness in the nature of trade credits incurred in the ordinary course of business against which no legal actions are commenced by the relevant trade creditors, or if so commenced, claims under such legal actions are no more than US$1,000,000 (US$ one million) (or its equivalent in other currencies);

(g) Appointment of receiver, legal process: an encumbrancer takes possession of, or a trustee or administrative agent or other receiver or similar officer is appointed in respect of, all or any part of the business or assets of the Borrower, or distress or any form of execution is levied or enforced upon any such assets and is not discharged within 7 (seven) days of being levied or enforced;

(h) Insolvency: any event occurs in respect of the Borrower giving rise to a presumption of insolvency under Section 8 of the Thai Bankruptcy Act B.E. 2483 (1940), as amended (or any substitute or replacement provision thereof);

(i) Composition: the Borrower convenes a meeting of its creditors in general or proposes or makes any arrangement or composition with, or any assignment for the benefit of, its creditors in general;

(j) Reorganisation, winding up: a petition is presented, or a meeting is convened for the purpose of considering a resolution, or other steps are taken, for making a reorganisation order against or for the winding up or liquidation of the Borrower or a reorganisation order or a winding up order is made against the Borrower;

(k) Analogous proceedings: anything analogous to any of the events specified in paragraphs (g), (h), (i) or (j) occurs under the Laws of any applicable jurisdiction;

(l) Breach by Guarantor: the Guarantor is in breach of any terms or conditions (including without limitation, representations, warranties and covenants) of the Parent Guarantee; and

(m) Material adverse change: any event or series of events, whether related or not, occurs which could be expected materially and adversely to affect the business, financial condition, operations, performance, properties or prospects of the Borrower or the ability of the Borrower to perform any of its obligations under the Financing Documents.

25.2 Action on Event of Default

On the occurrence of an Event of Default (following the lapse of any applicable remedy period specified in this Agreement) and while such Event of Default is continuing then, at once or at any time thereafter, the Facility Agent or the Security Agent, as the case may be, may, and shall if so instructed by the Majority Lenders, give any or all of the following notices to the Borrower:

(a) Default Interest Rate: other than an Event of Default under clause 25.1(a) (Non-payment), notice from the Facility Agent declaring that interest shall instead accrue on all the outstanding Advances, whether or not due, at the Default Interest Rate; and/or

(b) Cancellation: notice from the Facility Agent cancelling all or part of the Total Commitments; and/or

(c) Acceleration: notice from the Facility Agent declaring all or part of the Total Outstandings to be immediately due and payable whereupon they shall become so due and payable together with accrued interest thereon and any other amounts then payable under the Financing Documents, such payment to be effected on a date to be notified by the Facility Agent to the Borrower; and/or

(d) Place on demand: notice from the Facility Agent placing all or part of the Advances on demand, whereupon they shall immediately become repayable on demand and at any time thereafter the Facility Agent may demand repayment of all or part of the Advances placed on demand together with accrued interest and any other amounts then payable under this Agreement or the other Financing Documents; and/or

(e) Cash Collateral: notice from the Facility Agent requiring the Borrower to provide to the Facility Agent for payment to a bank account to be designated by the Facility Agent cash collateral forthwith in an amount equal to the aggregate amount of the Tranche B L/C Outstandings and the Tranche E Guarantee Amount of each Tranche B Lender and Tranche E Lender respectively, whereupon the same shall be so payable; and/or

(f) Security Documents and Parent Guarantee: notice from the Security Agent declaring any or all of the Security Documents and/or the Parent Guarantee to be immediately enforceable, whereupon the Security Agent may exercise all rights granted to it under the Security Documents, the Parent Guarantee or any other right granted to it in connection with the perfection or enforcement of any encumbrance securing any of the Borrower's liabilities or obligations; and/or

(g) Redenomination: notice from the Facility Agent declaring that all or part of the Total Outstandings and interest accrued thereon which are not denominated in Baht to be redenominated into Baht at the Selling Rate.

Notwithstanding the provisions of this clause 25.2, on the occurrence of an Event of Default and while such Event of Default is continuing, the Lenders may, immediately and independently of each other, redenominate into Baht all or part of the Total Outstandings and interest accrued thereon which are not denominated in Baht at the Selling Rate.

25.3 Notice: If the Facility Agent is notified under this Agreement of the occurrence of an Event of Default, it shall promptly inform each of the Lenders.

Indemnity

26.1 Currency Indemnity: If a Finance Party receives an amount in respect of the Borrower's liability under any of the Financing Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the contractual currency) in which the amount is expressed to be payable under the relevant Financing Documents:

(a) the Borrower shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

(b) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business, is less than the amount owed in the contractual currency, the Borrower shall pay on demand to that Finance Party an amount in the contractual currency equal to the deficit; and

(c) the Borrower shall pay to the Finance Party concerned on demand any exchange or other costs or taxes payable and incurred in connection with any such conversion.

26.2 Other Indemnities: The Borrower shall, from time to time, forthwith on demand indemnify each Finance Party against any reasonable expense, loss, cost, damage or liability which that Finance Party suffers or incurs in connection with:

(a)   the occurrence of any Event of Default;

(b) the operation of clause 27.2 (Pro-rata Sharing) (including by reason of any provision of clause 27.2 (Pro-rata Sharing) failing to take effect in accordance with its terms) or clause 25.2 (Action on Event of Default);

(c) the receipt by any Lender of all or part of any Advance or an overdue sum, which is due to be paid on the last day of any Interest Period, otherwise than on the last day of such Interest Period;

(d)   the receipt by any Lender of any sum pursuant to clause 9.5
      (Indemnification) or clause 16.5 (Indemnification) otherwise that in accordance with that clause;

(e)   any failure to draw down in accordance with a Drawing Notice.

Without prejudice to its generality, the foregoing indemnity shall extend to any breakage costs and loss of margin and to any interest, fees or other sum whatsoever paid or payable on account of any funds borrowed in order to carry any unpaid amount.

                                 SECTION XIII:
                   SET-OFF AND SECURITY SHARING ARRANGEMENTS


Set-off and Pro Rata Sharing

27.1 Set-off: At any time after the occurrence of an Event of Default (following the lapse of any applicable remedy period specified in this Agreement), any Finance Party may without notice to the Borrower combine, consolidate or merge all or any of the Borrower's accounts with, and liabilities to, that Finance Party and may set off or transfer any sum standing to the credit of any such accounts in or towards satisfaction of the Borrower's liabilities to that Finance Party under the Financing Documents, and may do so notwithstanding that the balances on such accounts and the liabilities may not be expressed in the same currency and each Finance Party is hereby authorised to effect any necessary conversions at the Finance Party's own rate of exchange then prevailing.

27.2 Pro-rata Sharing: The Lenders agree amongst themselves and with the Borrower that they shall rank pari passu and rateably in respect of all rights in and claims to the Outstandings owing to them. Accordingly, subject to clause
27.4 (Exceptions), if a Finance Party (the Recipient Finance Party) receives or recovers any amount (a Realised Amount) (other than from the Agents in accordance with this Agreement) in respect of sums due from the Borrower under the Financing Documents (whether by set-off or otherwise) it shall promptly notify the Facility Agent of such amount and:

(a) the Facility Agent shall, as soon as practicable, determine and notify the Recipient Finance Party of the portion (the Notified Portion) of the Realised Amount which the other Finance Parties would have been entitled to had the Recipient Finance Party received such amount pro rata to its entitlement under this Agreement;

(b) the Recipient Finance Party shall promptly pay the Notified Portion of the Realised Amount to the other Finance Parties pro rata to their entitlements under this Agreement;

(c) as between the Borrower and the Recipient Finance Party, the Notified Portion shall be treated as not having been paid but the obligations of the Borrower to the other Finance Parties shall be discharged to the extent of the related distribution made under paragraph (b) above.

For the purposes of calculation of pro-rata sharing under this Agreement, any amount not denominated in Baht shall be notionally converted into Baht at the Average Selling Rate.

27.3 Clawback: If all or any portion of a Realised Amount becomes repayable and is repaid by such Recipient Finance Party (whether pursuant to a court order following the taking of business reorganisation proceedings or bankruptcy proceedings against the Borrower or otherwise), then:

(a) each Finance Party receiving a payment under clause 27.2(b) shall, at the request of the Facility Agent, reimburse the Facility Agent for the account of the Recipient Finance Party all or the appropriate portion of the amount paid to the Finance Party under such clause together with its proportionate share of any interest paid by the Recipient Finance Party in respect of such amount;

(b) the adjustments to obligations made pursuant to clause 27.2(b) shall to the appropriate extent be reversed.

27.4 Exceptions:

(a) Clause 27.2 (Pro-rata Sharing) shall not apply in respect of any amount received from any person, other than the Borrower, arising out of a subparticipation or an assignment, transfer or novation pursuant to clause 31 (Assignments and Transfers) or similar contractual arrangement.

(b) A Finance Party shall not be entitled to any distribution under clause 27.2(b) if the Realised Amount arises as a result of any court action or proceeding in relation to which such Finance Party was invited in writing to participate in and/or make a proportionate contribution in respect of associated costs, but did not do so.

Security Sharing Arrangements

28.1 Pari-Passu: The rights of the Lenders among themselves under or in respect of the Security shall at all times rank pari passu without preference or priority of one over the other of them for all purposes and to all intents.

28.2 Security Sharing: Subject to contrary instructions from the Majority Lenders or contrary requirements of Law, the Security Agent may appropriate and apply all moneys received or realised by the Security Agent, after the Security has become enforceable in accordance with the Financing Documents through the exercise or enforcement of the Security, in or towards discharging the liability of the Borrower as follows:

(a) firstly, in payment of all costs, charges, expenses and liabilities incurred and payments made by the Security Agent, the Facility Agent and any receiver, attorney, agent, delegate, sub-delegate or other person appointed by the Security Agent in accordance with the terms of the Security Documents in connection with the performance of its obligations hereunder or thereunder or the execution or purported execution of any powers, authorities or discretions vested in it pursuant hereto or thereto (including without limitation the remuneration of the Security Agent, the Facility Agent and of every such receiver or other person payable pursuant to the terms thereof);

(b) secondly, in payment to the Lenders of the Secured Indebtedness rateably in the proportion which each Lender's Outstandings bears to the Total Outstandings as follows:

         (i) first, in payment pari passu and rateably of Secured Indebtedness, other than interest and principal amount, due to any Lender in the proportion that such Secured Indebtedness then due to each of the Lenders bears to the total of such Secured Indebtedness then due;

         (ii) second, in payment pari passu and rateably of Secured Indebtedness comprising interest (including interest on overdue interest) which has accrued to the date of such application in the proportion that the amount of interest then due to each of the Lenders bears to the total amount of interest then due; and

         (iii) third, in payment pari passu and rateably of all outstanding principal amount in the proportion that the amount of such outstanding principal due to each of the Lenders bears to the total amount of all outstanding principal then due.

Pending such application such sums may be credited to any account which the Security Agent deems appropriate.

28.3 Supplementary Provisions relating to Security:

(a) Parent Guarantee: The Parties hereto agree that the Parent Guarantee shall be deemed to be security for the prompt payment by the Borrower pari passu and rateably of the Guaranteed Obligations (as defined in the Parent Guarantee) as if such Parent Guarantee formed part of the Security, in the proportion that the amount of such Guaranteed Obligations then due to each of the Lenders bears to the total of such Guaranteed Obligations then due.

(b) Continuation of Security: As long as all or any of the Secured Indebtedness remains outstanding, all Parties hereto acknowledge and agree that the Security and the Parent Guarantee shall remain in full force and effect as security for the payment of the Secured Indebtedness and the Guaranteed Obligations (as defined in the Parent Guarantee), respectively, and shall not be affected in any way by any interim settlement, Conversion or other matter or thing. Each of the Parties hereto acknowledges and agrees that no Conversion or other matter or thing under the Financing Documents is intended to be a discharge, cancellation or novation of the obligations of the Borrower or the Guarantor under the Financing Documents, unless otherwise specified in the Financing Documents.

(c) Assignment and novation: In the event where there is any assignment of rights and benefits or any transfer of obligations by the Lenders pursuant to clause 31.2 (Assignment and Transfers by Lenders), the Parties hereto agree that the Security and the Parent Guarantee shall continue to secure the Secured Indebtedness and the Guaranteed Obligations, respectively, and the Borrower agrees to do all acts and things necessary to achieve this effect.

                                 SECTION XIV:
                          THE AGENTS AND THE ARRANGER


The Agents and the Arranger

29.1 Appointments:

(a) Each Lender irrevocably authorises each Agent, subject to clause 29.3 (Majority Lenders' Directions), to take such action on its behalf and to perform such duties and obligations and to exercise and carry out such powers, discretions, authorities and duties as are specifically delegated to it by the Financing Documents to which it is a party and to exercise such other powers, discretions, authorisations, and duties as the respective Agent reasonably considers are incidental thereto. Each Agent shall have only those duties and responsibilities which are expressly specified in the Financing Documents. Except where an Agent is exercising a discretion under a Financing Document, its duties and responsibilities hereunder and under any other Financing Document are solely of a mechanical or administrative nature.

(b) Each Lender irrevocably appoints the Facility Agent as its Agent, subject to clause 29.13 (Termination), to execute or accept, as the case may be, each of the Financing Documents which is expressed to be executed or accepted by the Facility Agent.

(c) Each Lender irrevocably appoints the Security Agent as its Agent, subject to clause 29.13 (Termination), to execute or accept, as the case may be, on its behalf each of the Financing Documents which is expressed to be executed or accepted by the Security Agent.

(d) Except as specifically provided in this Agreement, the Arranger has no obligations under or in connection with the Financing Documents.

29.2 Relationship: In connection with its powers, discretions, authorities and duties under the Financing Documents, each Agent:

(a) shall act solely as the agent of each of the Finance Parties, and shall not assume, and shall not be deemed to have assumed, any obligations or duties to, the Finance Parties other than those for which specific provision is made by the Financing Documents or any obligations or duty to, any of the Obligors;

(b) shall not be liable for any failure of any other party to any Financing Document duly and punctually to observe and perform any of its obligations under any Financing Document;

(c) shall not be liable for any action taken or omitted by it under or in connection with the Financing Documents unless directly caused by its gross negligence or wilful misconduct;

(d)  may act under the Financing Documents through its personnel and agents; and

(e) may receive advice from counsel but shall not be responsible for negligence or misconduct of any adviser, agent or attorney-in-fact that it selects with reasonable care.

29.3 Majority Lenders' Directions: In the exercise of any power or discretion given to each Agent under the Financing Documents and as to any matter not expressly provided for in the Financing Documents or where a decision of the Majority Lenders is provided for, each Agent shall act or refrain from acting in accordance with the instructions of the Majority Lenders. In the absence of any such instructions or instructions failing to indemnify any Agent to its satisfaction, such Agent may act or refrain from acting as it shall see fit.
Any such instructions of the Majority Lenders or any such decision of the Agent shall be binding on all the Lenders and the Agent shall not be liable to the Borrower or the Finance Parties or any of them for the consequences of any such instructions or decision.

29.4 Credit Approval: In favour of the Arranger and each Agent, each Lender acknowledges in connection with the Financing Documents:

(a) that it has made such enquiries on its own behalf and taken such care as would have been the case had its participation in the Facilities been made directly by that Lender to the Borrower without the intervention of the Arranger or each Agent and that it has not relied, and does not rely, upon any information or advice provided, or any appraisal of, or investigation into, the financial condition, creditworthiness, affairs, status or nature of the Borrower effected or provided to it by any other Finance Party in such capacity;

(b) that, subject to clause 29.8 (Transmitting Information), neither the Agent nor the Arranger was, were or will be obliged either before or at any time after the Signing Date to provide that Lender with any information or advice or to make any such investigation or appraisal.

29.5 Documentation: Neither the Agent nor the Arranger nor any of their respective directors, officers, employees or agents shall be liable:

(a) for the execution, validity, enforceability, adequacy or effectiveness of any of the Financing Documents or any document delivered pursuant thereto or connected therewith; or

(b) for any statements, representations or warranties made or referred to in any of the Financing Documents or any information given in connection with any of the Financing Documents.

29.6 Reliance:  No Agent shall be liable:

(a) for the consequences of relying on any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed; or

(b) for the consequences of relying on the advice of any professional advisers selected by it in connection with the Financing Documents.

29.7  Concerning Default:  No Agent shall be obliged to take:

(a) any steps to ascertain whether any Default has occurred and until it has received express notice to the contrary from the Borrower or a Lender, it shall be entitled to assume that no such Default has occurred; or

(b) any proceedings against the Borrower for the recovery of any sum due under any of the Financing Documents or otherwise in connection therewith unless it has been fully indemnified to its satisfaction by each Lender in the proportion which that Lender's Outstandings bear to the Total Outstandings (or, if no Outstandings, that Lender's Commitment bears to the Total Commitments).

29.8  Transmitting Information:  Each Agent shall:

(a) send a copy of all notices served by the Borrower under this Agreement and of all other documents delivered to it under the Financing Documents to each of the Finance Parties affected by such notice or document;

(b) not be obliged to transmit to the Finance Parties any information in any way relating to any of the parties to the Financing Documents which it may have acquired otherwise than in its capacity as agent for the Finance Parties in connection with this Agreement.

29.9  The Agent and Arranger Individually:

(a) Each Agent and Arranger shall, with respect to its own participation in the Facilities, have the same rights and powers as any other Lender and may exercise them as though it were not also acting as Agent or Arranger for the Lenders.

(b) Each Agent, Arranger and its associates and affiliates may, without liability to disclose or account, accept deposits from, lend money to and generally engage in any kind of financial or commercial business with, or acquire or dispose of any kind of security of, the Borrower or any of its Subsidiaries (or its holding company or any of its Subsidiaries) and neither the Facility Agent, the Security Agent nor the Arranger nor any of their associates or affiliates shall have any obligation to disclose or account for any dealings with the Borrower or any of its Subsidiaries (or its holding company or any of its Subsidiaries) prior to the Signing Date.

(c) Neither Agent nor Arranger shall be liable to account to any Finance Party for any sum or profit received by it for its own account, nor for any interest derived by it on any sum received by it for the account of any Finance Party and not immediately payable to such Finance Party.

29.10 Indemnity of Agents: Without limiting the liability of the Borrower under the Financing Documents, each of the Lenders shall fully indemnify each Agent (including its various personnel and affiliates) rateably in the proportion which that Lender's

Outstandings bear to the Total Outstandings (or if no Outstandings, that Lender's Commitment bears to the Total Commitments), from and against all claims, proceedings, costs, expenses, losses, damages and liabilities of every description (except in respect of any agency fee due to the Agents) which may be incurred by such Agent in such capacity in good faith and which in any way relate to or arise out of the Financing Documents or any related documents or any action taken or omitted by such Agent in good faith in enforcing or preserving, or in attempting to enforce or preserve, any of the rights of the Finance Parties under the Financing Documents or any related documents.

29.11 Exoneration of Employees: No Party may take any proceedings against any officer, employee or agent of any Agent in respect of any claim it might have against such Agent or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Financing Document.

29.12 Compliance: Each Agent may refrain from doing anything which might, in its opinion, constitute a breach of any Law or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any Law of any jurisdiction and in particular each Agent needs not disclose any information relating to the Borrower or any of its related entities if the disclosure might, in its opinion, constitute a breach of any Law or any duty of confidentiality.

29.13 Termination: The Facility Agent, the Security Agent or the Majority Lenders may at any time notify the Borrower, the other Agent and the Lenders of the proposed resignation of the respective agency. After the giving of any notice of proposed termination, the Majority Lenders may in writing appoint a successor as Facility Agent or Security Agent, as the case may be. If such successor is not appointed or has not accepted in writing the appointment within 30 (thirty) days after the notice of proposed termination, the Facility Agent or Security Agent, as the case may be, may within a further 30 (thirty) days appoint a successor with an office in Bangkok. If the Facility Agent or Security Agent, as the case may be, is unable to make such appointment as described herein it shall notify each of the Finance Parties as soon as possible and thereafter such appointment of a successor shall be arranged by the Finance Parties or the Borrower in agreement with the Lenders.

Notwithstanding such arrangements, the Facility Agent or Security Agent, as the case may be, shall retire from the agency relationship upon the earlier of:

(a)    60 (sixty) days from its notice of proposed termination; or

(b) the written acceptance (in such form as the Majority Lenders may approve) by a successor of its appointment as Facility Agent or Security Agent, as the case may be.

Upon such retirement:

(a) such successor shall become bound by all the obligations of the retiring Agent and become entitled to all the rights, privileges, powers, authorities and discretions of such Agent under the Financing Documents;

(b) the agency of the retiring Agent shall terminate but without prejudice to any rights that may have accrued prior to the termination and without prejudice to any liabilities which the retiring Agent may have incurred prior to the termination of its agency;

(c) the retiring Agent shall be discharged from any further liability or obligation under the Financing Documents; and

(d) any cost or expense incurred in connection with the termination of any agency and appointment under this clause shall be solely borne by the Borrower.

29.14 Arranger: Without limiting any other provision of this clause 29, the Arranger shall not have any rights, powers, obligations, liabilities, responsibilities or duties under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, the Arranger shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Arranger in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                  SECTION XV:
                     AMENDMENTS, ASSIGNMENTS AND TRANSFERS

Amendments

30.1 Amendments: The relevant Agent may, (except where any other authority is required for the same by the express provisions of the Financing Documents), grant waivers or consents or amend the terms of any of the Financing Documents if authorised by the Majority Lenders. Any such waiver, consent or amendment so authorised and effected by the relevant Agent shall be binding on all the Finance Parties and such Agent shall be under no liability whatsoever in respect of any such waiver, consent or amendment. No amendment to the Financing Documents will be binding on the Borrower without its written consent.

Notwithstanding the foregoing paragraph, the following matters shall require the prior written consent of all the Finance Parties and the Borrower:

(a) any extension, deferral or rescheduling of the date for, or decrease in the amount or change in the currency of, any payment of principal, interest, fee, commission or any other amount payable under the Financing Documents;

(b) any increase in or amendment to any Lender's Commitment, except for any reduction, cancellation or termination of any Lender's Commitment occurring as a result of a review by the Lenders pursuant to clause 24.2 (Guarantor's Shareholding) which requires no prior written consent of the Borrower;

(c)  any extension of the Availability Period;

(d)  any variation of:

         (i)    the definition of Majority Lenders;

         (ii)   clause 27.2 (Pro-Rata Sharing); or

         (iii)  this clause 30.1;

(e) any release of the Security Interest constituted under any of the Security Documents or any release of the guarantee constituted under the Parent Guarantee.

30.2 Agents and Arranger: A waiver, consent or variation which relates to the rights or obligations of the Agents or the Arranger may not be effected without the consent of the relevant Agent or the Arranger.

Assignments and Transfers

31.1 Transfers by Borrower: The Borrower may not assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

31.2 Assignment and Transfers by Lenders:

(a) A Lender (the Transferor Lender) may at any time, to the extent permitted by applicable Laws:

         (i) assign, all or any of its rights and benefits under this Agreement; and/or

         (ii)   transfer all or any of its obligations under this Agreement,

     to any one or more banks or financial institutions (each a Transferee Lender), provided that the Transferor Lender has given 30 (thirty) days' advance notice to the other Lender, the Facility Agent and the Borrower of its intention to do so and the assignment and transfer procedure in clause
     31.3 (Assignment and Transfer Procedure) has been complied with.

(b) Neither a Transferor Lender nor any other Finance Party is responsible to a Transferee Lender for:

         (i) the execution, genuineness, validity, enforceability or sufficiency of any Financing Documents or any other document;

         (ii) the collectability of amounts payable under any Financing Documents or the financial condition of or the performance of its obligations under the Financing Documents by any Obligor; or

         (iii) the accuracy of any statements or information (whether written or oral) made in or in connection with or supplied in connection with any Financing Documents.

(c) Each Transferee Lender confirms to each Transferor Lender and the other Finance Parties that it:

         (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Transferor Lender or any other Finance Party in connection with any Financing Documents;

         (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities for so long as there are any Commitments or Outstandings under this Agreement.

(d)  Nothing in any Finance Document obliges a Transferor Lender to:

         (i) accept a re-transfer from a Transferee Lender of any of the rights, benefits and/or obligations assigned or transferred under this clause; or

         (ii) support any losses incurred by a Transferee Lender by reason of the non-performance by any Obligor of its obligations under any Financing Document or otherwise.

31.3 Assignment and Transfer Procedure:

(a) An assignment of rights and benefits by the Lenders (the assignment) and a transfer of obligations by the Lenders (the transfer) are effected if:

         (i) the Transferor Lender and the Transferee Lender deliver to the Facility Agent a duly completed Transfer Certificate executed by the Transferor Lender and the Transferee Lender;

         (ii) in cases of the assignment of rights and benefits, the Facility Agent executes the Transfer Certificate and delivers the same to the Borrower; and

         (iii) in cases of the transfer of obligations, the Facility Agent and the Borrower execute the Transfer Certificate.

(b) Each Party (other than the Transferor Lender and the Transferee Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

(c) To the extent that they are expressed to be the subject of the assignment or transfer in the Transfer Certificate:

         (i) the Transferor Lender and the other Parties (the existing Parties) will be released from their obligations to each other under the Financing Documents (the discharged obligations);

         (ii) the Transferee Lender and the existing Parties will assume obligations towards each other under the Financing Documents which differ from the discharged obligations only insofar as they are owed to or assumed by the Transferee Lender instead of the Transferor Lender;

         (iii) the rights and benefits of the Transferor Lender against the existing Parties under the Financing Documents and vice versa (the discharged rights) will be cancelled; and

         (iv) the Transferee Lender and the existing Parties will acquire rights and benefits against each other under the Financing Documents which differ from the discharged rights only insofar as they are exercisable by or against the Transferee Lender instead of the Transferor Lender, all on the date of execution of the Transfer Certificate by the Facility Agent and/or the Borrower, as the case may be, or, if later, the date specified in the Transfer Certificate.

31.4 Register: The Facility Agent shall keep a record of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the record on request.

31.5 Transfer Costs: If the Borrower will, as a result of any assignment, transfer or novation, have to pay any additional amount under this Agreement which the Borrower would not have been liable to pay had no such assignment, transfer or novation been effected, the Borrower shall not be obliged to pay such amount except where such assignment, transfer or novation has been effected:

(a)  as requested by, or as agreed to, by the Borrower; or

(b) as a consequence of the Borrower's and the Lenders' actions taken to remedy or mitigate the effect of the occurrence of any of the circumstances set out in clause 22 (Changes in Circumstances).

31.6 Sub-Participation: Nothing in this Agreement restricts the ability of a Lender to sub-contract an obligation of that Lender providing such Lender remains liable under this Agreement for that obligation.

31.7 Disclosure of Information: Any Lender may disclose to a prospective assignee, transferee or sub-participant such information about any Obligor as shall have been made available to the Lenders generally.

31.8 Facility Office: Any Lender may make its participation in any Facilities from, and may receive the benefit of any payment due to it under this Agreement at, any of its lending offices (each a Facility Office). A Lender shall give the Facility Agent prior written notice of any change in its Facility Office for the purposes of this Agreement.

                                 SECTION XVI:
                               FEES AND EXPENSES

Fees and Expenses

32.1 Front-end fee: Within 7 (seven) days of the Signing Date by the Parties, the Borrower shall pay to the Lenders a front-end fee in accordance with the terms of the Side Letter.

32.2 Commitment Fee: The Borrower shall pay a commitment fee in the following manner:

(a) Tranche A Facility: A commitment fee on the Tranche A Facility shall be payable as follows:

         (i) at the rate of 0.5% (zero point five per cent.) per annum upon the daily amount in US dollars of the Tranche A Facility for the time being not drawn, utilised and uncancelled and to be calculated on the basis of actual days elapsed from the Effective Date and a year of 360 (three hundred and sixty) days; and

         (ii) payable directly to the Tranche A Lenders on the dates falling at three monthly intervals after the Effective Date and on the last day of the Availability Period relating to the Tranche A Facility or on any earlier day when the Tranche A Facility is fully drawn, utilised or reduced to zero.

(b) Tranche B Facilities: A commitment fee on the Tranche B Facilities shall be payable as follows:

         (i) at the rate of 0.5% (zero point five per cent.) per annum upon the daily amount in US dollars of the Tranche B Facilities for the time being not drawn, utilised and uncancelled and to be calculated on the basis of actual days elapsed from the Effective Date and a year of 360 (three hundred and sixty) days;

         (ii) payable directly to the Tranche B Lenders on the dates falling at three monthly intervals after the Effective Date and on the last day of the Availability Period relating to the Tranche B Facilities or on any earlier day when the Tranche B Facilities are fully drawn, utilised or reduced to zero.

32.3 Expenses: The Borrower shall pay, in each case on the basis of a full indemnity:

(a) to each Agent and Arranger all reasonable costs and expenses (including legal, printing, publicity and out-of-pocket expenses) incurred in connection with the negotiation, preparation or completion of the Financing Documents and any related documents and the syndication of the Facilities;

(b) to each Agent (for its own account and for the account of the Finance Parties) all reasonable costs and expenses (including legal and out-of-pocket expenses) incurred in connection with any variation, consent or approval relating to this Agreement or any related documents or in connection with the preservation or enforcement or the attempted preservation or enforcement of any of their rights under the Financing Documents or any related documents; and

(c) to the Arranger all reasonable costs and expenses (including communications, accommodation, business class travel and out-of-pocket expenses) incurred in connection with the work carried out by the Arranger under the mandate letter between the Arranger and the Borrower dated 6 December 2000.

Payment made by the Borrower under this clause 32.3 shall be made promptly and in any event no later than 15 (fifteen) days after submission by the relevant Agent or Arranger, as the case may be, of a statement of all such expenses to the Borrower.

32.4 Stamp Duty: The Borrower shall pay any stamp, documentary and other similar duties and taxes to which the Financing Documents (other than any Transfer Certificate) may be subject or give rise and shall fully indemnify each of the Finance Parties from and against any losses or liabilities which any of them may incur as a result of any delay or omission by the Borrowers to pay any such duties or taxes.

                                 SECTION XVII:
                                 MISCELLANEOUS


Miscellaneous

33.1 Certificates: Any determination or notification by the Facility Agent or any other Finance Party concerning any rate or amount under this Agreement shall, in the absence of manifest error, be conclusive evidence as to that matter.

33.2 Application of Moneys:

(a) If any sum paid or recovered in respect of the liabilities of the Borrower under this Agreement is less than the amount then due, the Facility Agent shall apply that sum in the following order:

         (i) firstly, in or towards payment of any unpaid fees, costs and expenses of the Agents;

         (ii) secondly, in or towards payments pro rata of any unpaid fees, costs and expenses of the Lenders;

         (iii) thirdly, in or towards payment pro rata of any interest due to the Lenders;

         (iv) fourthly, in or towards payment pro rata of any principal due to the Lenders; and

         (v) fifthly, in or towards payment pro rata of any other sum due under the Financing Documents.

(b) The Facility Agent shall, if so directed by all the Lenders, vary the order of priorities set out in sub-paragraphs (a)(ii)-(v) inclusive above.

33.3 Rights Cumulative, Waivers: The rights of the Finance Parties under this Agreement are cumulative, may be exercised as often as they consider appropriate and are in addition to their respective rights under the Law. The rights of the Finance Parties in relation to the Facilities (whether arising under this Agreement or under the Law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing, and in particular:

(a) any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right;

(b) any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right; and

(c) no act or course of conduct or negotiation on their part or on their behalf shall in any way preclude them from exercising any such right or constitute a suspension or any variation of any such right.

33.4 Notices: All notices or other communications under or in connection with each Financing Document shall be given in writing or facsimile and shall be signed by the Party giving it. Any such notices or communications will be deemed to be given as follows:-

(a)  if in writing, when delivered; and

(b)  if by facsimile, when received.

A notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given at opening of business on the next working day in that place.

33.5 Addresses: The relevant addresses and fax numbers of any Party for the purpose of clause 33.4 (Notices) shall be those set out for that Party in the signature pages of this Agreement, or such other as the respective Party may notify to the other Parties by not less than 5 (five) Business Days' notice.

33.6 English Language: All notices or communications under or in connection with any Financing Document shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

33.7 Invalidity of any Provision: If any of the provisions of any Financing Document becomes invalid, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

33.8 Severability: Any provision of any Financing Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Law, the Borrower hereby waives any provision of Law which renders any provision of this Agreement prohibited or unenforceable in any respect.

33.9 Entire Agreement: This Agreement supersedes any prior agreements and understandings between each of the parties hereto with respect to the subject matter hereof and is the complete agreement of each of the parties hereto with respect to the subject matter hereof.

                                SECTION XVIII:
                                      LAW

Law

34.1 Choice of Law: This Agreement is governed by, and shall be construed in accordance with, the Laws of the Kingdom of Thailand.

Signed by the authorised representatives of all Parties.

                                  SCHEDULE 1

                            Lenders and Commitments

--------------------------------------------------------------------------------------------------
                  Tranche A        Tranche B
   Lenders       Commitment     L/C Commitment,     Tranche C        Tranche D        Tranche E
                                T/R Commitment,    Commitment       Commitment       Commitment
                                Loan Commitment*
--------------------------------------------------------------------------------------------------
     TFB        US$ 12,790,000   US$ 2,000,000    US$ 16,000,000  Baht 10,000,000  Baht 30,000,000
--------------------------------------------------------------------------------------------------
     BAY        US$  8,180,000   US$ 2,000,000    US$ 12,500,000  Baht 10,000,000  Bhat 10,000,000
--------------------------------------------------------------------------------------------------
    Total       US$ 20,970,000   US$ 4,000,000    US$ 28,500,000  Baht 20,000,000  Baht 40,000,000
--------------------------------------------------------------------------------------------------

* Subject to the periods and maximum amounts set out in clause 8.2 (Amounts and Periods), the Borrower may draw or use, whether singly or collectively, any of the Tranche B L/C Facility, the Tranche B T/R Facility and/or the Tranche B Loan Facility, provided that such drawing or use would not at all times exceed US$4,000,000.

                                            Schedule 1 (Lenders and Commitments)

                                  SCHEDULE 2

                 Conditions Precedent Documents to Facilities


(1) Affidavit: the affidavit of the Borrower issued by the Ministry of Commerce or a certified copy of the affidavit of the Borrower;

(2) Memorandum of Association: the memorandum of association of the Borrower issued by the Ministry of Commerce or a certified copy of the memorandum of association of the Borrower;

(3) Board of Director's Resolution: a certified copy of resolution of the board of directors of the Borrower authorising the entry into and execution of the Agreement;

(4) List of Shareholders: a certified copy of the register of shareholders of the Borrower as at any day not earlier than 15 (fifteen) days before the Signing Date;

(5) Drawing Notice: a certificate signed by the Authorised Directors substantially in the form set out in Schedule 3 (Drawing Notice) and the documents therein referred to;

(6) Certificate of Borrower: a certificate in respect of the Borrower signed by the Authorised Directors substantially in the form set out in Schedule 4 (Certificate of Borrower) and the documents therein referred to;

(7) Certificate of Guarantor: a certificate in respect of the Guarantor substantially in the form set out in Schedule 5 (Certificate of Guarantor) or in any other form as agreed among the Borrower, the Guarantor and the Lenders and the documents therein referred to;

(8) Legal Opinion of Borrower's Lawyer: an opinion of Siam Niti Law Office Company Limited, Thai lawyer to the Borrower;

(9) Legal Opinion of Guarantor's Lawyer: an opinion of Testa, Hurwitz & Thibeault, LLP, as to the validity and enforceability of the Parent Guarantee under the laws of the Commonwealth of Massachusetts;

(10) Legal Opinion of Lenders' Lawyer: an opinion of Freshfields Limited, Thai lawyer to the Lenders;

(11) Fee Letters: the Fee Letters duly executed by the Borrower and the relevant parties thereto;

(12) Parent Guarantee: the original of the Parent Guarantee duly executed by the Guarantor and notarised by a notary public in the Commonwealth of Massachusetts;




                       Schedule 2 (Conditions Precedent Documents to Facilities)

(13) Confirmation of Indebtedness Amount: a letter signed or certified to be true and correct by the authorised officer (s) of the Borrower, confirming each amount of indebtedness and liability (whether actual or contingent) being in excess of US$1,000,000 (US$ one million) (or its equivalent in other currencies) which the Borrower has as at the Signing Date with any person (including without limitation any financial institution and trade creditor) and such letter of confirmation shall be in form and content reasonably satisfactory to the Facility Agent and shall include such matters as the outstanding amounts of principal, interest and default interest (if any) and the identity of each of such creditor;

(14) Details of Bank Accounts: a letter signed or certified to be true and correct by the authorised person(s) of the Borrower, setting out details of all bank accounts which the Borrower has as at the Signing Date and such letter shall be in form and content reasonably satisfactory to the Facility Agent and shall include such matters as the balance standing in each bank account, the types of bank accounts and the financial institutions with which such accounts have been opened;

(15) List of Suppliers: a letter signed or certified to be true and correct by the authorised person(s) of the Borrower, setting out the total number of its suppliers whose indebtedness is proposed to be paid off out of the proceeds of the Tranche A Facility, the total amount of such indebtedness and the identity of such supplier whose indebtedness equals or exceeds US$ 500,000 (US$ five hundred thousand);

(16) Details of Investment in Subsidiaries: a letter signed or certified to be true and correct by the authorised person(s) of the Borrower, setting out details of its investments in all of its Subsidiaries which the Borrower has as at the Signing Date and such letter shall be in form and content reasonably satisfactory to the Facility Agent and shall include such matters as the amount of investment in each of its Subsidiaries and the name of each of such Subsidiaries;

(17) Details of Loans to Subsidiaries: a letter signed or certified to be true and correct by the authorised person(s) of the Borrower, setting out details of loans granted by it to all of its Subsidiaries which the Borrower has as at the Signing Date and such letter shall be in form and content reasonably satisfactory to the Facility Agent and shall include such matters as the amount of loan in each of its Subsidiaries and the name of each of such Subsidiaries;

(18) Guarantor's Letter: a letter executed by an authorised person of the Guarantor, in form and content reasonably acceptable to the Facility Agent, to the effect that the Guarantor:

     (a) undertakes to complete the debt-to-equity conversion on terms and conditions set out in clause 24.2(n) (ACT Loan Agreement); and

     (b) confirms that the Borrower is not a party to the Guarantor Loan Agreement or the Guarantor Collateral Agreement;

(19) JP Morgan Chase's Letter: a letter of confirmation, in form and content reasonably acceptable to the Facility Agent, from JP Morgan Chase, as



                       Schedule 2 (Conditions Precedent Documents to Facilities) administrative agent under the Guarantor Loan Agreement, that no Security Interest over any assets, revenues and property (as defined in the Guarantor Loan Agreement) of the Borrower has been given to secure any obligation or liability of any person under the Guarantor Loan Agreement or the Guarantor Collateral Agreement; and

(20) Testa, Hurwitz & Thibeault, LLP's Letter: a letter of confirmation from Testa, Hurwitz & Thibeault, LLP, in form and content reasonably acceptable to the Facility Agent, to the effect that:

     (a) with certain exceptions specified in the Guarantor Loan Agreement, the Borrower is required to maintain its assets, revenues and property (as defined in the Guarantor Loan Agreement) free and clear of any encumbrance; and

     (b) the Borrower can create any Security Interest over any or all of the assets or property listed in Schedule 7 (List of Asset and Property to be Granted as Security) of this Agreement in favour of both TFB and BAY without any breach of the Guarantor Credit Agreement.

In the case of documents (1) and (2), the Borrower shall obtain them from the Ministry of Commerce in Thailand within 15 (fifteen) days prior to the first Drawing Date.


                       Schedule 2 (Conditions Precedent Documents to Facilities)

                                  SCHEDULE 3

                                    Part I
                            Form of Drawing Notice


                                                             Date: *______ 20*__

Dear Sirs,

US$ 53,470,000 and Baht 60,000,000 Credit Facilities Agreement

1. We refer to clause 5.2 (Drawdown), 11.2 (Drawdown) or 12.4 (Drawdown) [as the case may be] of a US$53,470,000 and Baht 60,000,000 Credit Facilities Agreement dated [*] between (1) ourselves, (2) the Facility Agent, (3) the Security Agent, (4) the Arranger and (5) the Lenders named therein (the Facilities Agreement). Terms defined in the Facilities Agreement have the same meanings in this Drawing Notice.

2.   We wish to borrow Advances with the following specifications:

     (a)  Borrower: ACT Manufacturing (Thailand) Public Company Limited
     (b)  Facility: * Tranche _________
     (c)  Drawing Date: *________________20*__
     (d)  Currency: *______________
     (e)  Amount: *________________
     (f)  Payment Instructions: *_______________

3.   We confirm that:

     (a) the matters represented and warranted by the Borrower set out in clause 23.2 (Representations After Signing) of the Facilities Agreement are true and accurate on the date of this Drawing Notice as if made with reference to the facts and circumstances now prevailing and that no Default has occurred and is continuing or would result from the Advance; and

     (b) the drawing of the amount set out in paragraph 2 above will not cause the Outstandings in respect of any Lender to exceed the level of that Lender's Commitment.

Yours faithfully,

[Authorised Directors]

for and on behalf of
ACT Manufacturing (Thailand) Public Company Limited




                                             Schedule 3 (Form of Drawing Notice)

                                    Part II
                                Form of Receipt



                                                       [Date]

Attention:     [The Relevant Lender]

US$53,470,000 and Baht 60,000,000 Credit Facilities Agreement

We refer to the Facilities provided by the Lenders under a US$53,470,000 and Baht 60,000,000 Credit Facilities Agreement dated [*] between (1) ourselves, (2) the Facility Agent, (3) the Security Agent, (4) the Arranger and (5) the Lenders named therein (the Facilities Agreement).

Words and expressions defined in the Facilities Agreement have the same meanings when used herein.

We hereby confirm that we have borrowed and received the following Advance upon the terms and subject to the conditions set out in the Facilities Agreement:

(a)    Facility:         [Tranche [.]_];

(b)    Amount:           [.];

(c)    Drawing Date:     [.]; and

(d)    Lender:           [.].

Yours faithfully



___________________________
Authorised Directors
for and on behalf of
ACT Manufacturing (Thailand) Public Company Limited


                                                    Schedule 3 (Form of Receipt)

                                  SCHEDULE 4

                            Certificate of Borrower

               [Letterhead of ACT Manufacturing (Thailand) PCL]

To:  [*the Facility Agent]

We [*name] and [*name], both Authorised Directors of ACT Manufacturing (Thailand) PCL of [*address] (the Borrower)

HEREBY CERTIFY that:

(a) attached hereto marked "A", are true and correct copies of all documents which contain or establish or relate to the constitution of the Borrower; and

(b) attached hereto marked "B", is a true and correct copy of [resolutions duly passed] at [a meeting of the Board of Directors] of the Borrower duly convened and held on *_____ _____ _____ _____ 20*____ approving the execution of the US$ 53,470,000 and Baht 60,000,000 Credit Facilities Agreement [and those of the Financing Documents to which the Borrower is a party] and authorising [its] [their] execution, signature, delivery and performance and such resolutions have not been amended, modified or revoked and are in full force and effect.

The following signatures are the true signatures of the persons who have been authorised to sign the Financing Documents and to give notices and communications, including notices of drawing, under or in connection with the Financing Documents.

Name                     Position                 Signature
*                        *
*                        *
*                        *



Yours sincerely



_____________________________
Authorised Directors
For and on behalf of
ACT Manufacturing (Thailand) Public Company Limited



Date: *_____ _____ 20*__




                                            Schedule 4 (Certificate of Borrower)

                                  SCHEDULE 5

                           Certificate of Guarantor

             [Letterhead of ACT Manufacturing, Inc. (the Company)]

              Certificate of Secretary of ACT Manufacturing, Inc.

I, the undersigned, the Secretary of ACT Manufacturing, Inc., do hereby certify that:

1. Attached hereto as Exhibit A is a true, correct and complete copy of the certificate of incorporation of the Company as in effect on [_____], 2001 and at all times subsequent thereto to and including the date of this Certificate.

2. Attached hereto as Exhibit B is a true, correct and complete copy of the by-laws of the Company as in effect on [_____], 2001 and at all times subsequent thereto to and including the date of this Certificate.

3. There are no proceedings for the amendment or modification of or for any other change in such certificate of incorporation or by-laws or for the merger, consolidation, sale of all or substantially all assets and business, dissolution or liquidation of the Company or threatening its existence.

4. The Company is a corporation duly formed and validly existing under and by virtue of the law of the Commonwealth of Massachusetts and is in good standing in that Commonwealth.

5. Attached hereto as Exhibit C [in the form as attached] is a true, correct and complete copy of resolutions, including all exhibits thereto, adopted by the written consent of each of the members of the Board of Directors of the Company dated [_____], 2001 in connection with the proposed Guarantee referred to below, which resolutions and written consents have been filed with the minutes of the Board of Directors of the Company. Said resolutions have not been amended, annulled, rescinded or revoked and are in full force and effect. There exist no other resolutions of the Board of Directors of the Company acting in such capacity relating to the matters set forth in the resolutions attached hereto. There is no provision in the certificate of incorporation or by-laws of the Company limiting the power of the Board of Directors of the Company to pass the resolutions attached hereto, and the same are in conformity with the provisions of such certificate of incorporation and by-laws.

6. The persons listed below have been duly elected or appointed, have duly qualified and on the date of this Certificate are (and at all times since [_____], 2001 have been) officers of the Company, holding the respective offices set forth below opposite their names, and the signatures set opposite their names are genuine:

                                           Schedule 5 (Certificate of Guarantor)

                Name                     Office                  Signature
     -------------------------  -------------------------  ---------------------
                                  [President]

     -------------------------  -------------------------  ---------------------
                                  [Vice-President]

     -------------------------  -------------------------  ---------------------
                                  [Secretary]

     -------------------------  -------------------------  ---------------------

Each of the foregoing officers is authorized (a) to sign on behalf of the Company the Guarantee between the Company as Guarantor, The Thai Farmers Bank Public Company Limited, as security agent for the lenders (the Guarantee) and
(b) to act as a representative of the Company for the purposes of signing the Guarantee and giving notices and other communications in connection therewith and the transactions contemplated thereby.

IN WITNESS WHEREOF, I have hereunto set my hand as Secretary of the Company this [__] day of [____], 2001.


                                                            ____________________
                                                            Name:


I, the undersigned, President of the Company, do hereby certify that [_____] has been duly elected or appointed, has duly qualified and this day is the Secretary of the Company, and that the signature above is genuine.

IN WITNESS WHEREOF, I have hereunto set my hand as President of the Company this [__] day of [_____], 2001.


                                                            ____________________
                                                            Name:

                                           Schedule 5 (Certificate of Guarantor)

                                   EXHIBIT C

             [Letterhead of ACT Manufacturing, Inc. (the Company)]

                     Resolutions of the Board of Directors

1. RESOLVED, that (a) the form, as submitted to the directors and attached hereto as Annex A, of the proposed Guarantee (the Guarantee) between the Company, as Guarantor, and The Thai Farmers Bank Public Company Limited, as security agent acting on behalf of the lenders (as referred to in the Guarantee) (the Beneficiary), providing for a guarantee by the Company of the obligations of ACT Manufacturing (Thailand) Public Company Limited under the Facilities Agreement referred to in the Guarantee and (b) the transaction effected or to be effected pursuant to the terms and provisions of the Guarantee is hereby authorized and approved by the Company in every respect.

2. RESOLVED, that [the President, the Vice President, the Treasurer, the Secretary and any duly authorized attorney] of the Company each be, and each of them hereby is, authorized to execute and deliver, on behalf of the Company, the Guarantee substantially in the form approved by the Board of Directors pursuant to the foregoing resolution, with such changes thereto as may be approved by the officer executing and delivering the same on behalf of the Company, the execution of any document or instrument by any of the aforesaid officers of the Company pursuant to these resolutions being conclusive evidence that the same have been authorized and approved by the Company in every respect and that any such changes have been approved by such officer.

3. RESOLVED, that [the President, the Vice President, the Treasurer, the Secretary and any duly authorized attorney] of the Company each be, and each of them hereby is, authorized in the name of the Company to do and perform all such further acts and things and to execute and deliver all such further documents and instruments and to take all such further steps as any one of them may deem to be necessary, advisable, convenient or proper to carry out the intent of these resolutions and to perform fully the provisions of the Guarantee. The performance of any such further act or thing and the execution of any such document or instrument by any of the aforesaid officers of the Company pursuant to these resolutions shall be conclusive evidence that the same have been authorized and approved by the Company in every respect and have been approved by such officer.

4. RESOLVED, that [the Secretary and each Assistant Secretary] of the Company be, and each of them hereby is, authorized to certify to the names of the current officers of the Company and other persons authorized to sign for it in such capacity (including, without limitation, persons to whom such officers or authorized persons have delegated their authority) and the offices respectively held by them, if any, together with specimens of their signatures,

                                           Schedule 5 (Certificate of Guarantor)
     and in case of any change of any holder or holders of any such office or offices or of any such authorized person or persons, the fact of such change and the names of any new officer or officers, and any new authorized person or persons, and the offices respectively held by them, if any, together with specimens of their signatures;

5. RESOLVED, that the Beneficiary be promptly notified in writing by the Secretary of the Company of any change in these resolutions, such notice to be given to the Beneficiary at its principal office, and that until the Beneficiary has actually received such notice in writing, the Beneficiary is authorized to act in reliance of these resolutions, and that until the Beneficiary has actually received such notice in writing and has had a reasonable opportunity to act upon such notice, the Beneficiary shall be indemnified and saved harmless from any loss suffered or liability incurred by it in continuing to act in reliance of these resolutions, even though these resolutions may have been changed.

6. RESOLVED, that the [Secretary and each Assistant Secretary] of the Company be, and each of them hereby is, authorized and empowered to certify the passage of the foregoing resolutions.

                                           Schedule 5 (Certificate of Guarantor)

                                  SCHEDULE 6

                         Form of Transfer Certificate



To:  [*the Facility Agent]

                             TRANSFER CERTIFICATE

relating to a US$53,470,000 and Baht 60,000,000 credit facilities agreement dated [ * ] and made between the Borrower, the Arranger, the Agents (as Agents for the Finance Parties) and certain Lenders named therein (the Facilities Agreement). Terms defined in the Facilities Agreement have the same meanings herein.

1.   [Transferor Lender] (the Transferor Lender):

     (a) confirms that to the extent that details appear in the Schedule hereto against, as the case may be, the heading "Bank's Participation", such details accurately summarise its participation in the Facilities (as defined in the Facilities Agreement); and

     (b) requests [Transferee Lender] (the Transferee Lender) to accept and procure the [assignment and/or transfer] to the Transferee Lender [rights, benefits and/or obligations] in respect of the portion specified in the Schedule of its participation in the [Tranche A Facility, Tranche B Facilities, Tranche C Facility, Tranche D Facility and/or Tranche E Facility] by counter-signing and delivering this Transfer Certificate to the Facility Agent at its address for the service of notices specified in the Facilities Agreement.

2. The Transferee Lender hereby requests the Facility Agent to accept this Transfer Certificate as being delivered to the Facility Agent pursuant to and for the purposes of clause 31.3 (Assignment and Transfer Procedure) of the Facilities Agreement so as to take effect in accordance with the terms thereof on [date of transfer].

3. The Facility Office and address for notices of the Transferee Lender for the purposes of the Financing Documents are set out in the Schedule.

4. The Transferor Lender and the Transferee Lender acknowledge and agree that clauses 31.2(b) to 31.2(d) (Assignment and Transfers by Lenders) apply to this Transfer Certificate as if set out in full herein, mutatis mutandis.

5. As regards assignment of rights and benefits to the Transferee Lender, the Transferee Lender hereby agrees with the Transferor Lender and each of the other parties to the Facilities Agreement that it will assume any right and benefit which the Transferor Lender had had prior to the Transfer Certificate taking effect such that it will not have any more rights than those assigned to it

                                       Schedule 6 (Form of Transfer Certificate)
     by the Transferor Lender (including without limitation rights relating to interest rate and payment) pursuant to the terms of the Facilities Agreement.

6. The Transferor Lender and the Transferee Lender hereto agree that the Security and the Parent Guarantee shall continue to secure the Secured Indebtedness and the Guaranteed Obligations and each of them agrees to do all acts and things necessary to achieve this effect.

7. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the Kingdom of Thailand.

                                       Schedule 6 (Form of Transfer Certificate)

                                 The Schedule

Bank's Total Participation
--------------------------

[Tranche A Facility       Amount [_]]
[Tranche B Facilities     Amount [_]]
[Tranche C Facility       Amount [_]]
[Tranche D Facility       Amount [_]]
[Tranche E Facility       Amount [_]]

Portion of Participation To be Assigned/Transferred
---------------------------------------------------

[Tranche A Facility       Amount [_]]
[Tranche B Facilities     Amount [_]]
[Tranche C Facility       Amount [_]]
[Tranche D Facility       Amount [_]]
[Tranche E Facility       Amount [_]]



*Transferor Lender                                  [*Transferee Lender]
                                                    Address: *
                                                    Telephone: *
                                                    Fax: *
                                                    Attention: *
Signed ____________________________                 Signed _____________________

-------------------------------------------------------------------------

Acknowledged and Agreed by:
[Facility Agent]:

Signed ____________________________

Dated *_____ _____ 20*__

-------------------------------------------------------------------------

Acknowledged and Agreed by:
ACT Manufacturing (Thailand) Public Company Limited:
Signed ____________________________

Dated *_____ _____ 20*__
[to be also signed by the Borrower in cases of a transfer of obligations]

                                       Schedule 6 (Form of Transfer Certificate)

                                  SCHEDULE 7

             List of Asset and Property to be Granted as Security


1. Parcels of land under the Title Deeds numbers 5756 and 4790 located at Tambol Banglane, Amphor Bang-Pa-In Phra Nakhon Si Ayutthaya province, and all present and future structures and buildings situated thereon;

2. Land under the Title Deed number 33271 located at Tambol Nongjabok, Amphor Muang Nakhon Ratchasima, Nakhon Ratchasima province, and all present and future structures and buildings situated thereon;

3. Parcels of land under Title deeds number 23286, 23288, 23289 and 26223 located at Tambol Kukot, Amphor Lam Luk Ka, Patum-Thani province, and all present and future structures and buildings situated thereon;

4. All machinery of the Borrower mortgaged or required to be mortgaged under a credit facilities agreement dated 9 October 1996 (together with all supplemental and amendment agreement thereof) between the Borrower (formerly named "GSS/Array Technology Public Company Limited"), TFB as security agent, The Siam Commercial Bank Public Company Limited as facility agent and the lenders named therein; and

5. All fixed and capital assets (including without limitation machinery) purchased by the Borrower through any fund drawn or utilised by the Borrower under the Facilities, to the extent permitted by clause 7.3(g) of the Guarantor Credit Agreement and to the extent permitted by the law of the Kingdom of Thailand.

               Schedule 7 (List of Asset and Property to be Granted as Security)

                                  SCHEDULE 8

                             List of Bank Accounts


                                   [OMMITED]


                                              Schedule 8 (List of Bank Accounts)

ACT MANUFACTURING (THAILAND) PUBLIC COMPANY LIMITED
DETAILS OF BANK ACCOUNT
AS OF February 2001

------------------------------------------------------------------------------------------------------------------------------------
NO.     ACCOUNT NO.                           BANK                                              ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
 14    314-00731102-2001   KLONG LUANG            SAVINGS ACCOUNT  (USD)      93 Moo 8  Klong Luang Pathumtani 12120
------------------------------------------------------------------------------------------------------------------------------------
 15    314-00909602-2001   KLONG LUANG            SAVINGS ACCOUNT  (YEN)      93 Moo 8  Klong Luang Pathumtani 12120
------------------------------------------------------------------------------------------------------------------------------------
 16                        HEAD OFFICE                                        Floor 4 Zone B Rutchadapisek Rd., Ladyao, Jatujak,
                                                                              Bangkok 10900
-----------------------------------------------------------------------------------------------------------------------------------
                                  EXPORT-IMPORT BANK OF THAILAND
                                 BRANCH               TYPE OF ACCOUNT
------------------------------------------------------------------------------------------------------------------------------------
 17    202-1-00004-1       PRATOONUM PRA-IN       CURRENT ACCOUNT             125 Moo 7 Pratoonum-pra-in Ayudhaya 13160
------------------------------------------------------------------------------------------------------------------------------------
 18    202-3-00001-9       PRATOONUM PRA-IN       FIXED ACCOUNT               125 Moo 7 Pratoonum-pra-in Ayudhaya 13160
------------------------------------------------------------------------------------------------------------------------------------
                               BANK OF AYUDHYA PUBLIC COMPANY LIMITED
                                 BRANCH               TYPE OF ACCOUNT
------------------------------------------------------------------------------------------------------------------------------------
 19    777-1-16840-8       HEAD OFFICE            SAVINGS ACCOUNT             1222 Rama III Road, Bang Pong Pang, Yannawa, Bangkok
                                                                              10120
------------------------------------------------------------------------------------------------------------------------------------
 20    700-02-1-00297      HEAD OFFICE            SAVINGS ACCOUNT  (USD)      1222 Rama III Road, Bang Pong Pang, Yannawa, Bangkok
                                                                              10120
------------------------------------------------------------------------------------------------------------------------------------
 21    777-0-030583        HEAD OFFICE            CURRENT ACCOUNT             1222 Rama III Road, Bang Pong Pang, Yannawa, Bangkok
                                                                              10120
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                       STANDARD CHARTERED BANK
                                 BRANCH               TYPE OF ACCOUNT
------------------------------------------------------------------------------------------------------------------------------------
 22    6791883-177         PASIR PANJANG          SAVINGS ACCOUNT  (USD)      460 Alexander Road, Singapore 0511
------------------------------------------------------------------------------------------------------------------------------------
 23    23-062-1006-8       PASIR PANJANG          SAVINGS ACCOUNT  (SD)       460 Alexander Road, Singapore 0511
------------------------------------------------------------------------------------------------------------------------------------
 24    77-000-1590-3       PASIR PANJANG          CURRENT ACCOUNT (USD)       460 Alexander Road, Singapore 0511
------------------------------------------------------------------------------------------------------------------------------------
 25    To be Opened        PASIR PANJANG          SAVINGS ACCOUNT  (USD)      460 Alexander Road, Singapore 0511
------------------------------------------------------------------------------------------------------------------------------------
     DURING 19-23 FEB 01
------------------------------------------------------------------------------------------------------------------------------------

                                              Schedule 8 (List of Bank Accounts)

ACT MANUFACTURING (THAILAND) PUBLIC COMPANY LIMITED
DETAILS OF BANK ACCOUNT
AS OF February 2001

------------------------------------------------------------------------------------------------------------------------------------
NO.        ACCOUNT NO.                       BANK                                                ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
                                          WELLS FARGO BANK
                                   BRANCH              TYPE OF ACCOUNT
------------------------------------------------------------------------------------------------------------------------------------
 26       02 99930362      OAKRIDGE ALMADEN         SAVINGS ACCOUNT             1006 Blossom Hill Road, San Jose, Ca 95123 Usa.
------------------------------------------------------------------------------------------------------------------------------------

                                              Schedule 8 (List of Bank Accounts)

                                SIGNATURE PAGE

BORROWER:

ACT MANUFACTURING (THIALAND) PUBLIC COMPANY LIMITED

By:  /s/ James Menges                  By:  /s/ Suthipoug Safngkeau
   ---------------------------            --------------------------------
Name:  James Menges                    Name:  Suthipoug Safngkeau

Title: Senior Vice President OPS-ASIA  Title: Director

Address:   94 Moo 1, Hi-Tech Industrial Estate
           Banlane, Bang-Pa-In, Ayudhaya
           13160, Thialand
Telephone: 66-35-350890
Fax:       66-35-350945
Attention: Finance Director

LENDERS:

THE THAI FARMERS BANK PUBLIC COMPANY LIMITED

By:  /s/ Authorized agent
   ---------------------------
Name:

Title:

Address:    1 Thai Farmers Lane
            Ratburana Road
            Bangkok 10140, Thailand
Telephone:  66(2) 470 2884, 470 2337
Fax:        66(2) 470 2948, 470 2399
Attention:  Corporate Client Relationship Department

BANK OF AYUDHYA PUBLIC COMPANY LIMITED

By:  /s/ Authorized agent
   -----------------------------
Name:

Title:

Address:   1222 Rama III Road
           Bangpongpang, Yannawa
           Bangkok 10120, Thailand
Telephone: 66(2) 296 3737
Fax:       66(2) 683 1264
Attention: Special Project Credit Department

ARRANGER:

THE THAI FARMERS BANK PUBLIC COMPANY LIMITED

By:  /s/ Authorized agent
   ----------------------------------
Name:

Title:

Address:      1 Thai Farmers Lane
              Ratburana Road
              Bangkok 10140, Thailand
Telephone:    66(2) 470 2884, 470 2337
Fax:          66(2) 470 2948, 470 2399
Attention:    Corporate Client Relationship Department

FACILITY AGENT:

BANK OF AYUDHYA PUBLIC COMPANY LIMITED

By:  /s/ Authorized Agent
   ---------------------------------
Name:

Title:

Address:    122 Rama III Road
            Bangpongpang, Yannawa
            Bangkok 10120, Thailand
Telephone:  (662) 296 4787
Fax:        (662) 683 1324
Attention:  Investment Banking Department

SECURITY AGENT:

THE THAI FARMERS BANK PUBLIC COMPANY LIMITED

By:  /s/ Authorized agent
  ----------------------------------
Name:

Title:

Address:    1 Thai Farmers Lane
            Ratburana Road
            Bangkok 10140, Thailand
Telephone:  66(2) 470 2884, 470 2337
Fax:        66(2) 470 2948, 470 2399
Attention:  Corporate Client Relationship Department